Table of Contents

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

PRELIMINARY OFFERING CIRCULAR DATED JANUARY 6, 2025

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Gin & Luck Inc.

3756 W. Avenue 40, Suite K #278

Los Angeles, CA 90065
(213) 613-0464

www.ginandluck.com

UP TO 4,991,574 SHARES OF SERIES C-1 PREFERRED STOCK

UP TO 4,991,574 SHARES OF CLASS A COMMON STOCK INTO WHICH THE SERIES C-1 PREFERRED STOCK MAY CONVERT

Holders of our Series C-1 Preferred Stock have limited voting rights compared to holders of our Class A Common Stock, Class B Common Stock, and Class C Common Stock (collectively the “Common Stock”) pursuant to the Second Amended and Restated Voting Agreement (the “Voting Agreement”) that investors in this offering (each, an “Investor” and collectively, the “Investors”) must enter into in order to invest in this offering (the “Offering”). For instance, holders of our Series C-1 Preferred Stock, voting together with the Series A Preferred Stock, Series B Preferred Stock, and Series C-2 Preferred Stock are entitled to vote to elect two (2) directors as designated in such agreement, and the holders of Common Stock exclusively and as a separate class are entitled to elect four (4) directors as designated in such agreement. In addition, Investors in this Offering will be granting the President of Gin & Luck Inc. (the “Company”) a proxy to vote all of such Investor’s shares of stock in the event such an Investor fails to vote or attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of the Voting Agreement. See “Securities Being Offered” at page 40 for more information on the rights of our Series C-1 Preferred Stock.

	Price to Public	Underwriting Discount and Commissions (1)	Proceeds to Issuer (2)
Per Share of Series C-1 Preferred Stock	$1.81044	$0.08147	$1.72897
Company Transaction Fee per share (3)	$0.06337	0.01	0.05337

Goal Amount with Transaction Fees	$3,104,998.60	$139,724.94	$2,965,273.66
Total Maximum with Transaction Fees (4)	$9,353,238.32	$420,895.73	$8,932,342.59

The Series C-1 Preferred Stock is convertible into Class A Common Stock either at the discretion of the Investor or automatically upon the occurrence of certain events, like the closing of the sale the Common Stock in an initial public offering or the vote of the majority of the holders of the Series C-1 Preferred Stock and the holder of Series A Preferred Stock, Series B Preferred Stock, and Series C-2 Preferred Stock, voting together, to effect such conversion. The total number of shares of Class A Common Stock into which the Series C-1 Preferred Stock may be converted will be determined by dividing the original issue price per share of the Series C-1 Preferred Stock by the conversion price per share of the Series C-1 Preferred Stock. The initial conversion ratio of the Series C-1 Preferred Stock to Class A Common Stock is 1:1, subject to adjustment for stock splits, stock dividends, or other events as provided in the Company’s Second Amended and Restated Certificate of Incorporation, as amended. See “Securities Being Offered” for additional details.

The Series C-1 Preferred Stock will be subject to “Drag-Along” provisions pursuant to the Voting Agreement all Investors will be required to sign in order to participate in this Offering. Series C-1 Preferred Stockholders may be required to participate in certain future events, including our sale or the sale of significant amount of our assets if (i) a majority of holders of our Common Stock converted or convertible from our Preferred Stock, (ii) the Board of Directors and (iii) and our majority of holders of our then outstanding Common Stock (excluding any Common Stock converted from Preferred Stock) (the “Requisite Parties”) approve the corporate action. Specifically, Investors will be forced to sell their stock in that transaction regardless of whether they believe the transaction is the best or highest value for their shares, and regardless of whether they believe the transaction is in their best interests. See “Securities Being Offered – Preferred Stock – Drag-Along Rights” and “Securities Being Offered – Common Stock – Drag-Along Rights” for additional details. Assuming the sale of all the Series C-1 Preferred Stock in the Offering, our directors and officers will represent approximately 38.45% of the voting power of our outstanding capital stock following this Offering.

(1)	The Company has engaged DealMaker Securities LLC (“Broker”) to serve as its sole and exclusive placement agent to assist in the placement of its securities on a best efforts, non-contingency basis. The Company will pay Broker in accordance with the terms of the Order Form between the Company and Broker, a copy of which is filed as an exhibit to the Offering Statement of which this Offering Circular is a part. The Company has paid Broker a one-time advance of accountable expenses of $20,000.00 for pre-offering analysis as well as monthly advances of accountable expenses of $10,000.00/month not to exceed $30,000.00 to Broker affiliates. Once the Offering commences, the Company will pay Broker affiliates a monthly fee of $10,000 for account management services and an amount equal to 4.5% of all proceeds of the Offering. There is also a supplemental marketing budget of $250,000.00. If the placement agent identifies all the Investors and the maximum number of shares is sold, the total compensation payable to Broker and affiliates shall not exceed $810,895.73. This does not include Transaction Fees (as defined below) paid directly to the Company by Investors. See “Plan of Distribution” for details of compensation to be paid to the placement agent.

(2)	Gin & Luck Inc. expects that the amount of expenses of the Offering that it will pay will be approximately $125,000.00, including professional and compliance fees and other costs of the Offering, not including commissions, marketing costs or state filing fees.

(3)	Investors will be required to pay directly to the Company a transaction fee equal to 3.5% of the investment amount at the time of the Investors’ subscription (the “Transaction Fee”). The Transaction Fee is an additional expense payable by Investors to the Company which covers payment processing and transaction-related costs for each investment. This fee operates as a pass-through expense, meaning that the Company does not profit from it but instead uses the funds to directly offset the actual costs incurred in managing and processing each transaction. It is important to note that this fee is separate from any other fees or expenses associated with the investment and is applied uniformly to all Investors as a condition of participating in the Offering. The Transaction Fee paid by any individual Investor will be included as part of the aggregate purchase price paid by the Investor when calculating the maximum amount non-accredited investors may invest under Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act. The Offering table shows the effect of this Transaction Fee as if all Investors paid the Transaction Fee equal to 3.5% of the amount invested. See “Plan of Distribution” for additional discussion of this Transaction Fee. Assuming the Offering is fully subscribed and all Investors utilized the Dealmaker platform, and all Investors paid the Transaction Fee equal to 3.5% of the amount invested, Investors would pay the Company total Transaction Fees of $316,293.09. This amount is included in the total maximum offering amount of $9,353,238.32 (the “Total Maximum”) since it counts towards the rolling 12-month maximum offering amount that the Company is permitted to raise under Regulation A. However, it is not included in Proceeds to Issuer Before Expenses.

(4)	This Offering of is being made on a “best efforts” basis, which means there is no guarantee that any minimum amount will be sold. The shares are being offered and sold by the Company and through Broker. The Company may undertake one or more closings on a rolling basis, where, after each such closing, funds tendered by Investors are disbursed to the Company and the corresponding shares are delegated to the Investors whose subscriptions were accepted.

This Offering will terminate at the earlier of (1) the date at which the Total Maximum has been sold, (2) the date which is one (1) year from this Offering being qualified by the United States Securities and Exchange Commission (the “Commission”), or (3) the date at which the Offering is earlier terminated by the Company at its sole discretion. The Company may undertake one (1) or more closings on a rolling basis until the Total Maximum is sold. After each closing, funds tendered by Investors will be available to the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This Offering is inherently risky. See “Risk Factors” on page 4.

Sales of these securities will commence on upon its qualification by the Commission.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

If we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.”

In this Offering Circular, the terms “Gin & Luck Inc,” “Death & Co,” “we,” “us” or “the Company” refers to Gin & Luck Inc., a Delaware corporation and its consolidated subsidiaries.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

Overview

Gin & Luck Inc. is a subchapter-C corporation organized on October 8, 2020 under the laws of the State of Delaware, and headquartered in Los Angeles, California. The organization of the Company was undertaken in connection with converting the Company from a Delaware limited liability company named Gin & Luck LLC to a Delaware corporation named Gin & Luck Inc. Gin & Luck LLC was formed on June 9, 2017, under the name Gin & Luck Opportunity Fund LLC, and the name was subsequently changed to Gin & Luck LLC on August 16, 2017. The Company was formed to acquire and act as a holding company for entities associated with the Death & Co brand and Proprietors LLC.

Gin & Luck is a cocktail focused hospitality group whose primary business is:

•	Creating owned cocktail driven food & beverage (“F&B”) destinations in leased spaces
•	Consulting and management services for F&B destinations
•	Branded and cocktail themed e-commerce retail services
•	Hotel F&B program acquisition and management services
•	Cocktail recipe book writing
•	Ready-to-drink canned and bottled beverages
•	Trademark licensing

The Offering

Securities offered:	Maximum of 4,991,574 shares of Series C-1 Preferred Stock[1].

Offering price per share:	$1.81044 per share.

Minimum investment:	The minimum investment in this Offering is $1,001.18 or 553 shares of Series C-1 Preferred Stock[2].

Termination of Offering:

The earlier of (1) the date at which the Total Maximum Offering amount has been sold, (2) the date which is one (1) year from this Offering being qualified by the Commission, or (3) the date at which the Offering is earlier terminated by the Company at its sole discretion.

Shares outstanding before the Offering[3]:

Class A Common Stock – 9,999,999

Class B Common Stock – 3,025,002

Class C Common Stock – 1,068,220

Series A Preferred Stock – 3,061,653

Series B Preferred Stock – 6,847,022

Series C-1 Preferred Stock – 1,636,647

Series C-2 Preferred Stock – 754,095

Shares outstanding after the Offering assuming maximum raise[3]:

Class A Common Stock – 9,999,999

Class B Common Stock – 3,025,002

Class C Common Stock – 1,068,220

Series A Preferred Stock – 3,061,653

Series B Preferred Stock – 6,847,022

Series C-1 Preferred Stock – 6,628,221

Series C-2 Preferred Stock – 754,095

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1 Holders of our Series C-1 Preferred Stock have limited voting rights compared to holders of our Common Stock pursuant to the Voting Agreement that investors must enter into in order to invest in this Offering. For instance, holders of our Series C-1 Preferred Stock, voting together with the Series A Preferred Stock, Series B Preferred Stock, and Series C-2 Preferred Stock are entitled to vote to elect two (2) directors as designated in such agreement, and the holders of Common Stock exclusively and as a separate class are entitled to elect four (4) directors as designated in such agreement. In addition, Investors in this Offering will be granting the President of the Company a proxy to vote all of such Investor’s shares of stock in the event such an Investor fails to vote or attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of the Voting Agreement. See “Securities Being Offered” at page 40 for more information on the rights of our Series C-1 Preferred Stock. In addition, the Series C-1 Preferred Stock will be subject to “Drag-Along” provisions pursuant to the Voting Agreement. In some cases, Series C-1 Preferred Stockholders will be forced to sell their stock in that transaction regardless of whether they believe the transaction is the best or highest value for their shares, and regardless of whether they believe the transaction is in their best interests. See “Securities Being Offered – Preferred Stock – Drag-Along Rights” and “Securities Being Offered – Common Stock – Drag-Along Rights” for additional details. Assuming the sale of all the Series C-1 Preferred Stock in the Offering, our directors and officers will represent approximately 38.293% of the voting power of our outstanding capital stock following this Offering.

2The Company will charge each Investor the Transaction Fee of 3.5% of the Investor’s investment amount at the time of purchase, bringing the effective minimum individual purchase amount to $1,036.22, which consists of $1,001.18 plus the Transaction Fee of $35.04.

3Assumes that all still outstanding shares that were originally issued as profits interests when under the Company’s operating agreement when the Company was a limited liability company are no longer subject to a repurchase right.

1

Include description of plan of distribution and closings:	This Offering of is being made on a “best efforts” basis, which means there is no guarantee that any minimum amount will be sold. The shares are being offered and sold by the Company and through Broker. The Company, in its sole discretion, may undertake one or more closings on a rolling basis, where, after each such closing, funds tendered by Investors are disbursed to the Company within one (1) to two (2) business days and the corresponding shares are delegated to the Investors whose subscriptions were countersigned and accepted at the time of closing. See “Plan of Distribution” for details.

Use of proceeds:

We estimate that, at a per share price of $1.81044, the net proceeds from the sale of the 4,991,574 shares in this Offering will be approximately $8,471,049.50, after subtracting estimated Offering costs of $316,293.09 in Transaction Fees to the Company, $420,895.73 in commissions and fees to Broker, and fixed professional fees, EDGARization and compliance costs of $145,000.

We intend to use the net proceeds of this Offering for working capital, brand acquisitions, marketing costs, purchase of production equipment and for product research & development. See “Use of Proceeds” for details.

Market for the Securities:	N/A

Risk factors:	Investing in our securities involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our securities.

Implications of Being an Emerging Growth Company

As an issuer with less than $1 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act upon filing a Form 8-A. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two (2) years of audited financial statements and only two (2) years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five (5) years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three (3) -year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two (2) years of audited financial statements and related MD&A disclosure.

2

Selected Risks Associated with Our Business

Our business expects to be subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•	We have suffered losses for the fiscal year ending on December 31, 2023, and have generated profits for the fiscal year ending December 31, 2022.
•	A majority of the Company is owned by a small number of owners.
•	We may implement new lines of business or offer new products and services within existing lines of business.
•	The inability of any supplier, co-packer, third-party distributor or transportation provider to deliver or perform for us in a timely or cost-effective manner could cause our operating costs to increase and our profit margins to decrease.
•	We rely on various intellectual property rights, including trademarks, in order to operate our business.
•	We may not be able to adequately protect our intellectual property, which could harm the value of our brand and branded services and adversely affect our business.
•	The Company’s success depends on the experience and skill of the founders and key personnel.
•	Quality management plays an essential role in determining and meeting customer requirements and improving the Company products and services.
•	In order for the Company to compete and grow, it must attract, recruit, retain, and develop the necessary personnel who have the needed experience.
•	The industry in which we operate, and the development and commercialization of our products, is highly competitive.
•	The Company’s business plans will, in part, be affected by various operating risks that are common to the hotel and hospitality industry.
•	Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue.
•	Damage to our reputation could negatively impact our business, financial condition, and results of operations.
•	Changes in federal, state, and local laws and government regulation could adversely impact our business.
•	We operate in a highly regulated environment, and if we are found to be in violation of any of the federal, state, or local laws or regulations applicable to us, our business could suffer.
•	The Company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies.
•	Global crises and geopolitical events that are beyond the Company’s control, such as COVID-19, the Russo-Ukrainian War, the Israel-Hamas War and uncertainly over the pending 2024 elections, can have a significant adverse effect on the business and revenue of the Company.
•	Our business is currently concentrated in a few geographic areas, issues impacting those areas may have a material adverse effect on our business.
•	The Commission does not pass upon the merits of the securities or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering document or literature.
•	The Company’s management may have broad discretion in how the Company uses the net proceeds of the Offering.
•	There is no guarantee of a return on an Investor’s investment.
•	The offering price of our securities has been arbitrarily determined.
•	We have broad discretion in the use of the net proceeds from this Offering and our use of the net proceeds may not yield a favorable financial return from purchasing shares of our Series C-1 Preferred Stock.
•	There is no current market for our Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, or Series C-2 Preferred Stock.
•	Investors and their transferees will have to subscribe to multiple agreements in order to invest in this Offering.
•	Your ability to transfer your securities may be limited.
•	The Series C-1 Preferred Stock will vote along-side Series A Preferred Stock, Series B Preferred Stock, and Series C-2 Preferred Stock.
•	You will need to keep records of your investment for tax purposes.
•	The price for our Series C-1 Preferred Stock may be volatile.
•	The Series C-1 Preferred Stock will be required to vote for certain Directors of the Company.
•	The Series C-1 Preferred Stock will be subject to “Drag-Along” provisions in certain instances.
•	Investors will grant a third-party proxy broad power and authority to act on their behalf.
•	Only Certain Investors will be entitled to any inspection or information rights other than those required by law.
•	If the Company cannot raise sufficient funds, it may need to raise additional funds.
•	If we need additional capital in the future, it may not be available to us on favorable terms, or at all.
•	Future fundraising may affect the rights of Investors.
•	Investors in the Company will be diluted if the Company issues additional shares.

3

RISK FACTORS

The Commission requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent such attacks). Additionally, early-stage companies are inherently more risky than more developed companies, and the risk of business failure and complete loss of your investment capital is present. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

We have suffered losses for the fiscal year ending on December 31, 2023, and have generated profits for the fiscal year ending December 31, 2022.

Since inception, we have generated profits for the fiscal year ending December 31, 2022; however, we have a history of losses. We have sustained losses for the year ending on December 31, 2023, in the amounts of $3,511,286, and have an accumulated deficit of $7,075,218 as of December 31, 2023. These matters, among others, raise doubt about the ability of the Company to continue as a going concern. Our ability to continue operations is dependent upon our ability to obtain additional capital financing and/or to generate sufficient cash flows from operations to meet our obligations, which the Company has not been able to accomplish to date.

A majority of the Company is owned by a small number of owners.

A small group of individuals and entities own the majority of the Company’s voting stock. Further, these individuals will be able to choose four (4) of the six (6) members of our Board of Directors. Subject to any fiduciary duties owed to our other owners or investors under Delaware law, these owners may be able to exercise significant influence over matters requiring owner approval, including the approval of significant Company transactions, and will have significant control over the Company’s management and policies. Some of these persons may have interests that are different from yours. For example, these owners may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company. This could in turn reduce the price potential Investors are willing to pay for the Company. In addition, these owners could use their voting influence to maintain the Company’s existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval.

The Company has incurred debt that includes certain restrictive covenants and related provisions.

The Company has incurred debt that includes certain restrictive covenants and protective provisions. See the ‘Indebtedness’ section of this Offering Circular. These covenants may include, among other things, restrictions on the incurrence of additional indebtedness. If the Company fails to comply with these covenants, it could be deemed to be in default, which may have already occurred, under the terms of its loan agreements. Such a default could result in the lenders demanding immediate repayment of the outstanding loan amounts and/or enforcement of their security interest in certain assets of the Company, which may have significant adverse effects on the Company’s liquidity, operational capabilities, and financial performance. In the event of a default, the Company may be unable to refinance its debt on favorable terms, if at all, which could further strain its financial condition and results of operations.

The inability of any supplier, co-packer, third-party distributor or transportation provider to deliver or perform for us in a timely or cost-effective manner could cause our operating costs to increase and our profit margins to decrease.

We must continuously monitor our inventory and product mix against forecasted demand or risk having inadequate supplies to meet consumer demand as well as having too much inventory on hand that may reach its expiration date and become unsaleable. If we are unable to manage our supply chain effectively and ensure that our products are available to meet consumer demand, our operating costs could increase, and our profit margins could decrease. Failure by our transportation providers to deliver our products on time or at all could result in lost sales. We use third-party transportation providers for our product shipments. Transportation services include scheduling and coordinating transportation of finished products to our customers, shipment tracking and freight dispatch services. Our use of transportation services for shipments is subject to risks, including increases in fuel prices, which would increase our shipping costs, and employee strikes and inclement weather, which may impact the ability of providers to provide delivery services that adequately meet our shipping needs. Any such change could cause us to incur costs and expend resources. Moreover, in the future we may not be able to obtain terms as favorable as those we receive from the third-party transportation providers that we currently use, which in turn would increase our costs and thereby adversely affect our business, financial condition and results of operations.

4

We rely on various intellectual property rights, including trademarks, in order to operate our business.

The Company relies on certain intellectual property rights to operate its business. The Company’s intellectual property rights may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights. As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our intellectual property rights, including our patents, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. These lawsuits could be expensive, take significant time and could divert management’s attention from other business concerns. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

We may not be able to adequately protect our intellectual property, which could harm the value of our brand and branded services and adversely affect our business.

We may not be able to adequately protect our intellectual property. We may from time to time be required to institute litigation to enforce our intellectual property rights, or to protect our trade secrets. Such litigation could result in substantial costs and diversion of resources and could negatively affect our gross revenues, profitability, and business results regardless of whether we are able to successfully enforce our rights.

The Company’s success depends on the experience and skill of the founders and key personnel.

In particular, the Company is dependent on David Kaplan and Alexander Day. The loss of our founders or any key members of the team could harm the Company’s business, financial condition, cash flow and results of operations. We cannot guarantee that we would be able to replace these individuals with similarly qualified executives on a timely basis or at all.

Quality management plays an essential role in determining and meeting customer requirements and improving the Company products and services.

Our future success depends on our ability to maintain and continuously improve our quality management program. An inability to address a quality or safety issue in an effective and timely manner may also cause negative publicity, a loss of customer confidence in us or our current or future products, which may result in the loss of sales and difficulty in successfully launching new products. In addition, a successful claim brought against us in excess of available insurance or not covered by indemnification agreements, or any claim that results in significant adverse publicity against us, could have an adverse effect on our business and our reputation.

5

In order for the Company to compete and grow, it must attract, recruit, retain, and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management and other personnel to develop additional expertise. We face intense competition for personnel, making recruitment time-consuming and expensive. The failure to attract and retain personnel or to develop such expertise could delay or halt the development and commercialization of our product candidates. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us, which could further delay or disrupt our product development and growth plans.

The industry in which we operate, and the development and commercialization of our products, is highly competitive.

By virtue of operating in the highly competitive hospitality industry, we face competition with respect to our locations as well as any products and services that we may seek to develop or commercialize in the future. Our competitors include major hospitality companies and bars locally and worldwide. Many of our competitors have significantly greater financial, technical, and human resources and may have superior expertise in research and development and marketing approved services and thus may be better equipped to develop and commercialize products and services. These competitors also compete with the Company in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, competitors may grow more rapidly or effectively than the Company is able to, which would adversely affect its competitive position, the likelihood that its services will achieve initial market acceptance and its ability to generate meaningful additional revenues from products and services.

The Company’s business plans will, in part, be affected by various operating risks that are common to the hotel and hospitality industry.

As explained further in the section herein titled ‘Principal Products and Services – Hotel Services,’ part of the Company’s business plan involves acquisition, development and operation of hotels. The hotels acquired, developed and eventually operated by the Company (and any other hotel properties in which we may acquire an interest) are and will be subject to various risks common to the hotel and hospitality industry, many of which are beyond our control, including the following:

•	Competition from other hotels and lodging alternatives, including Airbnb, HomeAway and VRBO;
•	Development of new hotels in the cities and regions in which the hotels in which we have an interest are located, which could adversely affect occupancy rates and revenues;
•	Dependence on business and commercial travelers and tourism;
•	Consolidation in the hotel and hospitality industry;
•	Increases in energy costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;
•	Increases in operating costs due to inflation, increasing labor costs and other factors that may not be offset by increased room rates;
•	Changes in governmental laws and regulations, fiscal policies and zoning ordinances that may increase costs of compliance with laws and regulations, fiscal policies and ordinances;
•	Adverse effects of international, national, regional and local economic and market conditions;
•	Unforeseen events beyond our control, such as terrorist attacks, travel related health concerns, including pandemics and epidemics such as COVID-19, civil unrest, political instability, regional hostilities, imposition of tax or surcharges by regulatory authorities, travel related accidents and unusual weather patterns, including natural disasters, such as hurricanes, floods or fires; and
•	Adverse effects of a downturn in the general hotel and hospitality industry.

6

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue.

Some of our competitors have made or may make acquisitions or may enter into partnerships or other strategic relationships to offer more comprehensive services than they individually had offered or achieve greater economies of scale. In addition, new entrants not currently considered to be competitors may enter our market through acquisitions, partnerships, or strategic relationships. We expect these trends to continue as companies attempt to strengthen or maintain their market positions. The potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services, and larger marketing budgets, as well as greater financial, technical and other resources. The companies resulting from combinations or that expand or vertically integrate their business to include the market that we address may create more compelling service offerings and may offer greater pricing flexibility than we can or may engage in business practices that make it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or service functionality. These pressures could result in a substantial loss of our customers or a reduction in our revenue.

Damage to our reputation could negatively impact our business, financial condition, and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

Global crises and geopolitical events that are beyond the Company’s control, such as COVID-19, the Russo-Ukrainian War, the Israel-Hamas War and uncertainly over the pending 2024 elections, can have a significant adverse effect on the business and revenue of the Company.

Dining out is a discretionary expenditure that historically has been influenced by domestic and global economic conditions. Unforeseeable and/or uncontrollable events, such as the outbreak of diseases like COVID-19, the conflict between Russia and Ukraine, the conflict between Israel and Hamas and the potential for domestic disturbances surrounding the 2024 election, have the potential to negatively impact the Company’s business operations. The Company is vulnerable to the occurrence of unpredictable and uncontrollable events, including but not limited to earthquakes, power shortages, telecommunication failures, water scarcity, floods, food and grain shortages, supply chain issues, hurricanes, typhoons, fires, extreme weather conditions, war, medical epidemics, or pandemics (such as the COVID-19 outbreak), as well as other natural or manmade disasters or disruptions to business activities. The manifestation of any of these disruptive events could have serious repercussions on our operational efficiency and financial stability, and result in escalated costs and expenses, and could result in the weaking of consumer discretionary spending.

The risks associated with an epidemic, pandemic, or health crisis like COVID-19 could result in a decline and disruption in the travel and hospitality industries or an economic downturn. This would weaken consumer discretionary spending, which could influence off-premises dining, customer traffic in our restaurants, and the average bill amount, which in turn could have a material impact on our financial performance. Material changes to governmental policy related to domestic and international fiscal concerns, and/or changes in central bank policies with respect to monetary policy, also could affect consumer discretionary spending. Any of these additional factors affecting consumer discretionary spending may further influence customer traffic in our restaurants and the average bill amount, thereby potentially having a further material impact on our financial performance.

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Our business is currently concentrated in a few geographic areas, and issues impacting those areas may have a material adverse effect on our business.

Our financial performance is dependent on the performance of our Death & Co bars located in New York, Denver, California, and Washington D.C. As a result, adverse economic conditions in any of these geographic areas could have a material adverse effect on our overall results of operations. Unpredictable government regulations may make it difficult to plan for some of our operations. In addition, local strikes, terrorist attacks, increases in energy prices, inclement weather or natural or man-made disasters could have a negative effect on our business.

Changes in federal, state, and local laws and government regulation could adversely impact our business.

The Company is subject to legislation and regulation at the federal, state, and local. In particular, the Company is subject to the rules and regulations of the Alcohol and Tobacco Tax and Trade Bureau. New laws and regulations may impose new and significant disclosure obligations and other operational, marketing and compliance-related obligations and requirements, which may lead to additional costs, risks of non-compliance, and diversion of our management’s time and attention from strategic initiatives. Additionally, federal, state and local legislators or regulators may change current laws or regulations which could adversely impact our business. Further, court actions or regulatory proceedings could also change our rights and obligations under applicable federal, state, local and international laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could have an adverse impact on our business.

We operate in a highly regulated environment, and if we are found to be in violation of any of the federal, state, or local laws or regulations applicable to us, our business could suffer.

We are subject to regulations promulgated by a variety of federal, state, and local regulatory authorities that govern the distribution of spirits, permitting, licensing, trade practices, advertising and marketing, distributor relationships, and various other matters. Our bars are subject to alcoholic beverage control regulations that require us to apply for licenses that must be renewed annually and that may be revoked or suspended for cause at any time. We are currently operating all of our bars with appropriate licenses. A failure to retain a liquor license, or any other required permit or license, in a particular location, or to continue to qualify for, or renew licenses, could have a material adverse effect on operations and the Company’s ability to obtain such a license or permit in other locations.

Additionally, the alcoholic beverage control regulations impact numerous aspects of our bars’ daily operations, including the minimum age of patrons and employees, hours of operation, advertising, trade practices, inventory control and handling, and alcoholic beverage storage and dispensation. Our failure to comply with such laws and regulations may cause regulatory authorities, such as the Alcohol and Tobacco Tax and Trade Bureau, to assess additional taxes, interest, or penalties, to impose significant fines, or to revoke our licenses or permits, thereby restricting our ability to conduct business.

The Company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies.

As a growing company, we are still building out our accounting practices and internal controls, which are necessary for us to provide reliable financial reports. The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) company, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations.

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Risks Related to this Offering and Our Securities

The Commission does not pass upon the merits of the securities or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering document or literature.

You should not rely on the fact that this Offering Circular is accessible through the Commission’s EDGAR filing system as an approval, endorsement or guarantee of compliance as it relates to this Offering.

There is no guarantee of a return on an Investor’s investment.

There is no assurance that an Investor will realize a return on their investment or that they will not lose their entire investment. For this reason, each Investor should read this Offering Circular and all exhibits carefully and should consult with their attorney and business advisor prior to making any investment decision.

The offering price of our securities has been arbitrarily determined.

Our management has determined the number and price of securities offered by the Company. The price of the shares we are offering was arbitrarily determined based upon our estimates of the current market value, illiquidity, and volatility of our Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Common Stock, our current financial condition, the prospects for our future cash flows and earnings, and market and economic conditions at the time of the Offering. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially early-stage companies, is difficult to assess and investors may risk overpaying for their investment.

We have broad discretion in the use of the net proceeds from this Offering and our use of the net proceeds may not yield a favorable financial return from purchasing shares of our Series C-1 Preferred Stock.

Our management will have broad discretion in the application of the net proceeds from this Offering and may spend or invest these proceeds in ways with which you may not agree. The failure by our management to apply these funds effectively or in a manner that yields a favorable return or any return, and this could have a material adverse effect on our business, financial condition and results of operations.

There is no current market for our Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, or Series C-2 Preferred Stock.

There is currently no active market for our shares and currently the Company does not intend to facilitate a market place for its shares, and even if it did, there can also be no assurance as to the depth or liquidity of any market for the Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, and Common Stock or the prices at which holders may be able to sell the shares. The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. The lack of an active market may impair our ability to raise capital to continue to fund operations by selling shares, or for use as a potential accretive currency to make acquisitions and form strategic alliances. As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on a stock exchange. Moreover, an investor may find it difficult to dispose of any shares purchased hereunder.

The Company does not currently intend to list its shares for trading on a national securities exchange or to apply for trading or quotation of its shares on an over-the-counter market, and investors should therefore be prepared to hold their shares indefinitely. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral. Further transferees will need to be parties to the Voting Agreement and the Investors’ Rights Agreement, see “Securities Being Offered.” Since we have not established a trading forum for the shares, there will be no easy way to know what these securities are “worth” at any time. Even if we seek a listing on the “OTCQX” or the “OTCQB” markets or another alternative trading system or “ATS,” there may not be frequent trading and therefore no market price for the shares.

9

Investors and their transferees will have to subscribe to multiple agreements in order to invest in this Offering.

In order to invest in this Offering, Investors agree to become a party to the following agreements: (i) the subscription agreement, (ii) the Second Amended and Restated Investors’ Rights Agreement and (iii) the Second Amended and Restated Voting Agreement. Further, transferees will be required to become parties to the same agreements as the Investor or Investors from whom they receive their shares. The requirement that transferees are required to join the agreements may make it more difficult to sell your securities.

The exclusive forum provision in the Subscription Agreement may have the effect of limiting an Investor’s ability to bring legal action against us and could limit an Investor’s ability to obtain a favorable judicial forum for disputes.

Section 8 in the Subscription Agreement for the Offering includes a forum selection provision that requires any claims against the Company based on the subscription agreement be brought in either state court, to the jurisdiction of the Delaware Court of Chancery, and federal court, to the jurisdiction of the United States District Court for the District of Delaware; see “Securities Being Offered – Preferred Stock – Forum Selection Provision”. The forum selection provision will not be applicable to lawsuits arising from the federal securities laws. The provision may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations. There is also the possibility that the exclusive forum provision may discourage stockholder lawsuits with respect to matters arising under laws other than the federal securities laws, or limit stockholders’ ability to bring such claims in a judicial forum that they find favorable for disputes with us and our officers and directors. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Your ability to transfer your securities may be limited.

Any stockholder owning at least 56,876 shares of the capital stock, on a fully-diluted as converted to Class A Common Stock basis (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification) of the Company, including investors who purchase more than 56,876 shares of Series C-1 Preferred Stock in the Offering, will be subject to transfer requirements and restrictions, including a right of first refusal granted first to the Company along with certain notice requirements. Prior to transferring shares to most third parties, the Company will have the right to purchase all or some of your shares that you intend to transfer. See “Securities Being Offered – Preferred Stock – Transfer Limitations” and “Securities Being Offered – Common Stock – Transfer Limitations” below. These requirements may delay or limit your ability to transfer your shares and delay or limit the ability of the third party transferee to transfer their shares in the future, or require you and third party transferees to incur additional costs to effectuate a share transfer. Further, transferees will be required to sign onto the same agreements as the original investors (including the Second Amended and Restated Investors’ Rights Agreement and the Second Amended and Restated Voting Agreement) and will also be subject to the restrictions in those agreements. In addition, the Second Amended and Restated Investors’ Rights Agreement includes information and observation rights. To the extent Investors in this Offering are in possession of material non-public information, until that disparity in access is rectified, Investors will be unable to transfer their securities to potential Investors who are not party to the agreement. This may further limit the transferability of your securities. Accordingly, the market price for our Series C-1 Preferred Stock could be adversely affected.

The Series C-1 Preferred Stock will vote along-side Series A Preferred Stock, Series B Preferred Stock, and Series C-2 Preferred Stock.

Except as required by law, the Series C-1 Preferred Stock and Series A Preferred Stock, Series B Preferred Stock, and Series C-2 Preferred Stock will vote together on an as converted basis on all matters requiring the approval of the Preferred Stock.

You will need to keep records of your investment for tax purposes.

As with all investments in securities, if you sell the Series C-1 Preferred Stock, you will probably need to pay tax on the long- or short-term capital gains that you realize if sold at a profit or set any loss against other income. If you do not have a regular brokerage account, or your regular broker will not hold the Series C-1 Preferred Stock for you (and many brokers refuse to hold Regulation A securities for their customers) there will be nobody keeping records for you for tax purposes and you will have to keep your own records, and calculate the gain on any sales of any securities you sell.

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The Series C-1 Preferred Stock will be required to vote for certain Directors of the Company.

As a condition of participating in the investment, purchasers of Series C-1 Preferred Stock will be required to become party to the Company’s Second Amended and Restated Voting Agreement attached as an exhibit to this Offering Statement. Contained therein is an affirmative obligation for each holder of Series C-1 Preferred Stock to vote their stock to maintain certain individuals on the Company’s Board of Directors.

The Series C-1 Preferred Stock will be subject to “Drag-Along” provisions in certain instances.

Under the Voting Agreement, holders of Preferred Stock and certain holders of Common Stock may be required to participate in certain future events, including our sale or the sale of significant amount of our assets if (i) a majority of holders of our Common Stock converted or convertible from our Preferred Stock, (ii) the Board of Directors and (iii) and our majority of holders of our then outstanding Common Stock (excluding any Common Stock converted from Preferred Stock) (the “Requisite Parties”) approve the transaction action. Our stockholders will be subject to a drag-along provision related to a transaction or series of related transactions in which a person, or a group of related persons, acquires shares representing more than 50% of our outstanding voting power, or to a deemed liquidation event, such as the sale of the Company; the sale, lease or transfer of substantially all of the Company’s assets; or the dissolution or liquidation of the Company. If you do not approve the transaction (or series of transactions), the other Requisite Parties vote in favor of the transaction (or series of transactions) and the transaction (or series of transactions), you will still be required to participate in the transaction (or series of transactions), see “Securities Being Offered – Preferred Stock – Drag-Along Rights” and “Securities Being Offered – Common Stock – Drag-Along Rights” below. Specifically, Investors will be forced to sell their stock in that transaction regardless of whether they believe the transaction is the best or highest value for their shares, and regardless of whether they believe the transaction is in their best interests.

Investors will grant a third-party proxy broad power and authority to act on their behalf.

In connection with investing in this Offering for the purchase of the Series C-1 Preferred Stock, each Investor will designate the President of the Company (the “Proxy Appointee”) broad authority to vote their shares, but only in a scenario where investors (i) fail to vote or (ii) vote in a manner that is inconsistent with the Voting Agreement. Current holders of Series B Preferred Stock, Series C-1 Preferred Stock, and Series C-2 Preferred Stock have similarly granted this proxy to the President. Additionally, members of the Company's Crowdfunding SPV LLC subsidiary (the “SPV”) and the SPV itself have granted the Company's CEO voting authority over their LLC interests and the Series C-1 Preferred Stock held by the SPV, generally aligning them with the majority of other relevant interests, Preferred Stock, or Series C-1 Preferred Stock, as applicable. Moreover, certain holders of Series C-1 Preferred Stock have granted the Company's CEO a proxy to vote their shares in alignment with the majority of the Company’s Common Stockholders, except as otherwise provided in the Company’s Second Amended and Restated Certificate of Incorporation. As a result, depending on the circumstances, these proxy arrangements may limit the discretion of certain investors to vote on important matters, including governance and other key company decisions. Investors should carefully consider the implications of assigning their voting rights to the Proxy Appointee under the circumstances reflected in the Voting Agreement. Importantly, the enforceability of these proxy arrangements, particularly the President's and CEO’s ability to vote such shares, has not been tested in a court of law, and this legal uncertainty should be weighed when deciding whether to participate in the Offering.

Only certain Major Investors will be entitled to any inspection or information rights other than those required by law.

Only certain Major Investors, to which any holders of Series C-1 Preferred Stock will not be a party, will have the right to inspect the books and records of the Company or to receive financial or other information from the Company. Other Investors will not have such rights other than as required by law. Other security holders of the Company may also have such rights. Additionally, there are numerous methods by which the Company can terminate annual report obligations, resulting in no information rights, contractual, statutory or otherwise, owed to Investors. This lack of information could put certain Investors at a disadvantage in general and with respect to other security holders, including certain security holders who have rights to periodic financial statements and updates from the Company such as quarterly unaudited financials, annual projections and budgets, and monthly progress reports, among other things.

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If the Company cannot raise sufficient funds, it may need to raise additional funds.

Gin & Luck is offering Series C-1 Preferred Stock in the amount of 4,991,574 shares of Preferred Stock and up to $9,353,238.32 in this Offering on a best-efforts basis and may not raise the complete amount. If the maximum amount is raised, the Company will likely need to raise additional funds in the future in order to grow. If the Company raises a substantially lesser amount than the maximum raise, it will have to find other sources of funding for some of the plans outlined in “Use of Proceeds.” Moreover, we may in the future need to engage in additional private or public capital fundraising efforts, which may dilute your investment. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. Recently, we have received emergency loans from the government, see, Management’s Discussion and Analysis of Financial Condition and Results of Operations – Indebtedness. Once these loans are forgiven or repaid, the Company may not be able to have access to loans on such favorable terms, which may make it more difficult to obtain affordable financing.

Future fundraising may affect the rights of Investors.

In order to expand, the Company is likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital-raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the Company. These rights and terms could adversely affect your investment in the Offering.

Investors in the Company will be diluted if the Company issues additional shares.

Unless an Investor purchases enough shares to be a Major Investor, Investors in this Offering will not have preemptive rights to any shares issued by us in the future, including selling additional shares in this or future offerings and issuing equity interests in a private offering of securities. Major Investors have this right, which means they will have the opportunity to preserve their percentage ownership or perhaps even increase their percentage ownership in future offerings, see “Securities Being Offered – Preferred Stock – Right of First Offer.”

If we need additional capital in the future, it may not be available to us on favorable terms, or at all.

We have historically relied on outside financing and cash flow from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations or respond to competitive pressures or strategic opportunities. We may not be able to secure timely additional financing on favorable terms, or at all. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our Company, and any new securities we issue could have rights, preferences and privileges senior to those of holders of our shares. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate Dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table demonstrates the dilution that new Investors will experience upon investment in the Company.

	$3,104,998.60	$9,353,238.32
	Raise	Raise
Price per share	$1.81044	$1.81044
Shares issued (1)	1,657,055	4,991,574
Capital raised	$3,104,998.60	$9,353,238.32
Less: Offering costs	389,724.89	882,188.82
Net Offering proceeds to Company	$2,715,273.71	$8,471,049.50
Net tangible book value pre-financing (2)	$1,523,970	$1,523,970
Share issued and outstanding pre-financing(3)(4)	24,001,896	24,001,896
Shares issued in financing from Company	1,657,055	4,991,574
Post financing shares issued and outstanding	25,658,951	28,993,470
Increase/(decrease) per share attributable to new investors	$0.10172	$0.27745
Net tangible book value per share after Offering	$0.16522	$0.34094
Dilution per share to new investors	$1.64522	$1.46950

__________________

(1) Assumes that same price per share for all classes of Preferred Stock and Common Stock.

(2) Net tangible book value is calculated as follows:

Total Assets at December 31, 2023	$11,719,842
Less: Intangible assets	355,336
Less: Total liabilities at December 31, 2023	9,840,536
Equals tangible book value pre-financing	$1,523,970

(3) Shares issued and outstanding pre-financing is calculated as follows:

Class A Common Stock outstanding as of December 31, 2023	9,999,999
Class B Common Stock outstanding as of December 31, 2023	3,025,002
Class C Common Stock outstanding as of December 31, 2023	1,068,220
Series A Preferred Stock outstanding as of December 31, 2023	3,061,653
Series B Preferred Stock outstanding as of December 31, 2023	6,847,022
24,001,896

(4) The 24,001,896 shares issued and outstanding pre-financing do not include 1,636,647 shares of Series C-1 Preferred Stock, and 754,095 shares of Series C-2 Preferred Stock, currently issued and outstanding.

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Future Dilution

Another important way of looking at dilution is potential dilution due to future actions by our Company. Shareholders could be diluted due to additional share issuance. This increase in number of shares outstanding could result from a stock offering (such as a public offering, a crowdfunding round, a venture capital round or an angel investment), employees exercising stock options, or by conversion of certain instruments (such as convertible bonds, preferred shares or warrants) into stock.

If we decide to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if we offer dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when a company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2024, an investor invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December 2024, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. The investor now owns only 1.3% of the company but the investor’s stake is worth $200,000.

•	In June 2025, the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). The investor now owns only 0.89% of the company and the investor’s stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes and/or convertible Preferred Stock (collectively, the “Convertible Instruments”) into shares of Common Stock. Typically, the terms of Convertible Instruments issued by early-stage companies provide that in the event of another round of financing, the holders of the Convertible Instruments get to convert their Convertible Instruments into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, Convertible Instruments may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the Convertible Instruments get more shares for their money than new investors. In the event that the financing is a “down round,” the holders of the Convertible Instruments will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the number of Convertible Instruments that we have issued (and may issue in the future) and the terms of those Convertible Instruments.

If you are making an investment expecting to own a certain percentage of our Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by us. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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PLAN OF DISTRIBUTION

Plan of Distribution

The Company is offering up to 4,991,574 shares of Series C-1 Preferred Stock (representing $9,353,238.32 in proceeds) on a “best efforts” basis. The minimum investment is $1,001.18 plus the Transaction Fee of $35.04 at the time of purchase, bringing the effective minimum individual purchase amount to $1,036.22.

The Company does not currently intend to list its shares for trading on a national securities exchange or to apply for trading or quotation of its shares on an over-the-counter market, and investors should therefore be prepared to hold their shares indefinitely.

The Company intends to market its securities in this Offering both through online and offline means. Online marketing may take the form of soliciting potential investors through various channels of online and electronic media whereby the Offering Circular may be delivered contemporaneously and posting “testing the waters” materials or the Offering Circular on an online investment platform. We will use our website www.invest.deathandcompany.com to provide notification of the Offering.

The Company may undertake one (1) or more closings on a rolling basis. The initial closing will occur as soon as funds clear. We expect to hold subsequent closings on at least a monthly basis. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take three (3) business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within three (3) business days, Broker will reach out to the subscriber for that information.

Further, after each closing, funds tendered by investors will be held in a segregated account owned by the company, but with viewing privileges assigned to our broker-dealer, DealMaker Securities, LLC, and will remain in that account until cleared (AML/KYC). For details, see “Process of Subscribing.” After the initial closing of this Offering, we expect to hold closings on at least a monthly basis.

There is no minimum number of shares that needs to be sold in order for funds to be released to the Company and for this Offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this Offering. All subscribers will be instructed by the Company or its agents to transfer funds by wire or ACH, check, debit or credit card directly to the bank account established for this Offering.

This Offering will terminate at the earlier of (1) the date at which the Total Maximum Offering amount has been sold, (2) the date which is one (1) year from this Offering being qualified by the Commission, or (3) the date at which the Offering is earlier terminated by the Company at its sole discretion.

Agreement with DealMaker Securities LLC

The Company has engaged DealMaker Securities LLC, a broker-dealer registered with the Commission and a member of Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services. Broker will receive an advance against accountable expenses of $20,000 and a cash commission equal to four and one half percent (4.5%) of the amount raised in the Offering. Broker’s affiliates have also been engaged for services associated with the Offering.

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Commissions and Discounts

The following table shows the total discounts and commissions payable to the placement agents in connection with this Offering:

	Per Share
Public offering price	$1.81044
Company Transaction Fee per share	$0.06337	(1)
Per Share Price plus Transaction Fee	$1.87381
Placement Agent commissions	$0.08432	(2)
Proceeds, before expenses, to us	$1.78949

(1) The Company will charge you a non-refundable Transaction Fee equal to 3.5% of the amount you invest at the time you subscribe for our securities, which is applied to the total value of the Securities purchased, and rounded to the nearest whole cent. For example, with the minimum investment, 553 shares are purchased at $1.81044, totaling $1,001.18, and then the Transaction Fee ($35.04) is added to arrive at the total of $1,036.22.

(2) Broker will receive commissions of 4.5% of the Offering proceeds, including on the Transaction Fee.

Administrative and Compliance Related Functions

Broker will provide administrative and compliance related functions in connection with this Offering, including:

•	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether to accept investor as a customer.
•	Review each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a determination to the Company whether to accept the use of the subscription agreement for the investor’s participation.
•	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor.
•	Not provide any investment advice nor any investment recommendations to any investor.
•	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).
•	Responsibility for all FINRA 5110 filings and updates.
•	Review of written communications for compliance with applicable rules. Coordinate with third party providers to ensure adequate review and compliance. It is ultimately the responsibility of the Company as to whether to accept the recommendations of DealMaker with respect to compliance with written communications.
•	Provide, or coordinate the provision by a third party, of an “invest now” payment processing mechanism.

For these services, we have agreed to pay Broker:

•	A one-time $20,000 advance against accountable expenses for the pre-Offering analysis; and
•	A cash compensation equal to 4.5% of the amount raised in the Offering.

The maximum fee for the services provided by Broker is $440,895.73.

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Technology Services

The Company has also engaged Novation Solutions Inc., operating as, DealMaker (“DealMaker”), an affiliate of Broker, to create and maintain the online subscription processing platform for the Offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this Offering will be conducted using the online subscription processing platform of DealMaker Platform through our website at www.invest.deathandcompany.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card to an account we designate. There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and our acceptance of such subscriptions.

For these services, we have agreed to pay DealMaker:

•	Up to $6,000 in accountable expenses ($2,000/month) paid in advance of the commencement of the Offering and subject to reimbursement if expenses for services/expenses are not incurred;

•	A monthly account management fee of $2,000, not to exceed $18,000, would be charged after the commencement of the Offering.

The maximum fees to be paid to DealMaker for Technology services is $24,000.

Marketing and Advisory Services

The Company has also engaged DealMaker Reach, LLC (“Reach”), an affiliate of Broker, for certain marketing advisory and consulting services. Reach will consult and advise on the design and messaging on creative assets, website design and implementation, paid media and email campaigns, advise on optimizing the company’s campaign page to track investor progress, and advise on strategic planning, implementation, and execution of company’s capital raise marketing budget.

For these services, we have agreed to pay Reach:

•	Up to $24,000 in accountable expenses ($8,000/month) paid in advance of the commencement of the Offering and subject to reimbursement if expenses for services/expenses are not incurred;

•	A monthly marketing advisory fee of $8,000, not to exceed $72,000, would be charged after the commencement of the Offering.

The maximum fees to be paid to Reach for contracted marketing services is $96,000.

Supplementary marketing services are to be determined on a case by case basis, as may be authorized by the Company, up to a maximum of an additional $250,000 of compensation to Reach during the Offering.

The Administrative and Compliance fees, the Technology Services Fees, and the Marketing and Advisory Services compensation described above will, in aggregate, not exceed the following maximums set forth below:

Total Investment Proceeds	Maximum Compensation
$1,000,000	$436,575
$3,000,000	$529,725
$7,000,000	$716,025

In the event of a fully subscribed offering, total compensation payable to Broker and affiliates shall not exceed $810,895.73 (8.670%).

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Other Terms

Except as set forth above, the Company is not under any contractual obligation to engage Dealmaker to provide any services to the Company after this Offering, and has no present intent to do so. However, Dealmaker may, among other things, introduce the Company to potential target businesses or assist the Company in raising additional capital, as needs may arise in the future. If Dealmaker provides services to the Company after this Offering, the Company may pay Dealmaker fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Dealmaker intends to use an online platform at the domain name www.dealmaker.tech (the “Online Platform”) to provide technology tools to allow for the sales of securities in this Offering. The Company will charge you a non-refundable transaction fee equal to 3.5% of the amount you invest at the time you subscribe for our securities. In addition, Dealmaker may engage selling agents in connection with the Offering to assist with the placement of securities.

Forum Selection Provision

Section 8 of our subscription agreement (which appears as an exhibit to the offering statement of which this Offering Circular forms a part) provides that either the Delaware Court of Chancery or the United States District Court for the District of Delaware are the exclusive forums for all actions or proceedings relating to the subscription agreement. However, this exclusive forum provision does not apply to actions arising under the federal securities laws.

No Selling Securityholders

There are no selling securityholders in this Offering.

Transfer Agent and Registrar

DealMaker Transfer Agent, LLC (“Transfer Agent”) will serve as transfer agent to maintain stockholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register.

Process of Subscribing

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase shares. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, and checks will not be accepted. Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. The initial closing will occur as soon as funds clear. We expect to hold subsequent closings on at least a weekly basis.

Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to three (3) business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within three (3) business days, Broker will reach out to the subscriber for that information.

The Company will then close on that subscription in the following closing. Funds then be released to the Company will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for ninety (90) days).

Upon each closing, funds tendered by investors will be made available to the Company for their use.

In order to invest you will be required to subscribe to the offering via the Company’s website integrating DealMaker’s technology and agree to the terms of the offering, subscription agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

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Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within thirty (30) days of such rejection without deduction or interest. Upon acceptance of a subscription, the Company will send a confirmation of such acceptance to the subscriber.

Broker has not investigated the desirability or advisability of investment in the Common Stock, nor approved, endorsed or passed upon the merits of purchasing the Common Stock. Broker is not participating as an underwriter and under no circumstance will it recommend the Company’s securities or provide investment advice to any prospective investor or make any securities recommendations to investors. Broker is not distributing any Offering Circulars or making any oral representations concerning this Offering Circular or this Offering. Based upon Broker’s anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the transfer agent to issue shares to the investor. The transfer agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will offer our Series C-1 Preferred Stock on a best-efforts basis. As there is no minimum offering amount, upon the clearance of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Investor Perks

Reservation Bonus

All Investors who reserve shares and purchase their reserved shares will receive access to the Death & Co Cocktail Compendium, with almost 1,000 original cocktails, as well as the Investor Cocktail 101 Virtual Class.

Prior investors automatically get the next tier up when they invest again.

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Investment Perks

At stepped investment levels, the Company plans to offer investment packages that provide various incentives, including our products, accessories and events with our executives. The Company plans to offer the following benefits at various levels of investment:

Tier	Minimum Dollar Investment	Rewards
Tier 1	$2,500	10 pack of priority reservations at any Gin & Luck brick and mortar property, including Death & Co locations in New York City, Denver, Los Angeles, Washington D.C., as well as future properties
Tier 2	$5,000	All Tier 1 perks plus access to the Death & Co Cocktail Compendium, and a signed copy of the new Death & Co book, released in October 2021.
Tier 3	$20,000	All Tier 2 perks plus access to Investor Cocktail 101 class, 10% off at all Death & Co properties, priority reservations for life and invitations to exclusive launch events (such as book launch parties, openings, etc.).
Bronze	$50,000	All Tier 3 perks, plus a cocktail created for you, named by you, and featured at the Death & Co location of your choosing for one (1) season as well as a signed Tim Tomkinson (the illustrator of D&C menus and all three (3) books) print.
Silver	$75,000	All Bronze perks plus a commemorative plaque at the Death & Co of their choosing, plus an invitation to participate in a regularly scheduled quarterly call with Gin & Luck + Death & Co senior management.
Gold	$100,000	All Silver perks plus, a private cocktail class for up to 10 guests at a Gin & Luck brick and mortar location of their choosing, and an original framed Death & Co illustration by Tim Tomkinson.
Platinum	$200,000	All Gold perks plus a catered cocktail party for up to 50 guests at a Gin & Luck location of their choosing.
Diamond	$500,000	All Platinum perks plus design and consultation services for a custom home bar, plus a Death & Co cocktail party for the completed home bar project for up to 75 guests.

Due to share price calculations, some final investment amounts may be rounded down to the nearest whole share but still qualify for the designated perk tier. Additionally, Investors must complete the online process and receive an initial email confirmation by the deadline stated on the investment platform in order to be eligible for perks.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT BENEFIT PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

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USE OF PROCEEDS TO ISSUER

Assuming a maximum raise of $9,353,238.32, the net proceeds of this Offering would be approximately $8,471,049.50 after subtracting estimated Offering costs, including to the Company in Transactions Fees, Broker in commissions and fees, audit fees, EDGARization fees and legal fees. The Company plans to use these proceeds as follows:

	•	Approximately $2,250,000.00 on expansion in existing markets through the opening of three (3) new brick & mortar cocktail lounges with each estimated opening budgeted around $750,000.00 with a strategy to secure leases at discounted prices and with minimal build out or renovation needs, as well as working with developers to subsidize a large portion of each project’s opening costs.
	•	Approximately $950,000.00 on our expansion through the opening of two (2) new Close Company locations in Nashville and Atlanta.
	•	Approximately $1,250,000.00 toward the acquisition of an additional hotel property for Midnight Auteur Hotel Group.
	•	Approximately $250,000.00 toward the opening of Death & Co Seattle.
	•	Approximately $1,531,300.50 for working capital and operation funds.
(1)	•	Approximately $2,239,749.00 to pay off short term debt.

(1) The portion of the proceeds used for short term debt will go to repay the Spurgeon Note, the Black Olive Rev Purchase, the DK Promissory Note, the W. Schlacks Note, the December 2023 Promissory Note, and the DK & JG Promissory Note, each of which is detailed in the section titled ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations –Indebtedness’ for more information. As of the date of this filing, the principal and interest balance is $2,239,749.00. The Company intends to fully repay all referenced loans. However, if full repayment becomes impractical, repayment will follow the order in which the notes are listed above.

If the Offering size were to be equal to the goal amount of $3,104,998.60, we estimate that the net proceeds to the issuer would be approximately $2,715,273.71. In this case, we would significantly reduce funds earmarked for Midnight Auteur hotel operations and Death & Co expansion. In this scenario, emphasis would be placed on paying down short term debt, operational funds, expansion of Close Company locations, and general Company growth. The Company plans to use these proceeds as follows:

	•	Approximately $950,000.00 on our expansion plans through the opening of two (2) new Close Company locations in Nashville and Atlanta.
	•	Approximately $250,000.00 toward the opening of Death & Co Seattle.
	•	Approximately $204,915.71 for working capital and operation funds.
(1)	•	Approximately $1,310,358.00 to pay off short term debt.

(1) The portion of the proceeds used for short term debt will go to repay the Spurgeon Note, the Black Olive Rev Purchase, the W. Schlacks Note, and the December 2023 Promissory Note, each of which is detailed in the section titled ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations –Indebtedness’ for more information. As of the date of this filing, the principal and interest balance is $1,310,358.00. The Company intends to fully repay all referenced loans. However, if the total amount available for repayment is insufficient to fully cover all four obligations, the repayment will follow the order in which the notes are listed above.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

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THE COMPANY’S BUSINESS

Summary

Gin & Luck Inc. is a subchapter-C corporation organized on October 8, 2020 under the laws of the State of Delaware, and headquartered in Los Angeles, California. The Company was originally formed as a Delaware limited liability company named Gin & Luck Opportunity Fund LLC on June 9, 2017, though the name was subsequently changed to Gin & Luck LLC on August 16, 2017. The organization of the Company was undertaken in connection with converting the Company from Gin & Luck LLC to a Delaware corporation named Gin & Luck Inc. The Company was formed to acquire and act as a holding company for entities associated with the Death & Co brand and Proprietors LLC.

In October of 2018, David Kaplan, Alex Day, Devon Tarby, and Ravi Lalchandani combined Death & Company and Proprietors LLC to form Gin & Luck, a full-scale hospitality group. This move allowed an alignment of ownership interest across Proprietors LLC, their management and consulting arm, and Death & Co, their flagship brand (the “Reorganization”).

Our Business

Gin & Luck is a cocktail focused hospitality group whose primary business is:

•	Creating owned cocktail driven food & beverage (“F&B”) destinations in leased spaces
•	Consulting and management services for F&B destinations
•	Branded and cocktail themed e-commerce retail services
•	Hotel F&B program acquisition and management services
•	Cocktail recipe book writing
•	Ready-to-drink canned and bottled beverages
•	Trademark licensing

Company History

In 2005, David Kaplan rented an apartment in the East Village above the wine bar, The Bourgeois Pig, which was owned by Ravi Lalchandani. David and Ravi became friends and looked to open a business together, soon finding a space just a block over. This space would eventually become Death & Co. The pair opened the bar on New Year’s of 2006/07, and days later, Death & Co appeared on the front page of New York Times Sunday Styles section.

Shortly after opening, Alex Day joined the bar team and moved up the ranks. In 2008, Alex and David found a quick working relationship and formed Proprietors LLC, a new company with a focus on consulting in the cocktail bar space. That same year, they signed their first client in Philadelphia, designing and opening The Franklin near Rittenhouse Square. The Franklin would go on to become a nationally recognized institution, receiving multiple James Beard nominations and press attention, and ushering in a new era of cocktail bars for Philadelphia. David and Alex moved to Los Angeles in 2010 to pursue expansion of their consulting business. There, they met Devon Tarby, then a rising star in the LA bar scene and a bartender at lauded cocktail destination The Varnish. Recognizing her talent, Alex and David asked Devon to join the Company almost immediately.

In October of 2018, David Kaplan, Alex Day, Devon Tarby, and Ravi Lalchandani combined Death & Co and Proprietors LLC to form Gin & Luck LLC, a full-scale hospitality group. This allowed for an alignment of ownership interest across Proprietors LLC, their management and consulting arm, and Death & Co, their flagship brand. On October 8, 2020, Gin & Luck LLC converted into Gin & Luck Inc.

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Our Corporate Structure

The Company currently has ten (10) subsidiaries:

•	Death & Co Denver LLC is a limited liability company organized June 17, 2016, under the laws of the State of New York, and headquartered in Denver, Colorado. The entity operates a Denver-based bar modeled after the award winning and acclaimed New York based cocktail bar, Death & Co.

•	Proprietors, LLC (“Proprietors”) is a limited liability company organized January 5, 2012, under the laws of the State of California, and headquartered in Los Angeles, California. The entity provides consulting services focused on building world-class beverage programs as well as marketing and branding for the beverage industry, in additional to management services provided to bars in the states of California, New York, and Wyoming.

•	Death & Co Proprietors LLC, a limited liability company organized November 13, 2007, under the laws of the state of New York. The entity holds the Company’s trademarks.

•	Death & Co LA LLC, a limited liability company organized November 4, 2016, under the laws of the State of California. The entity operates a Los Angeles based bar modeled after the award winning and acclaimed New York based cocktail bar, Death & Co.

•	Death & Co East Village LLC, a limited liability company organized June 9, 2017, under the laws of Delaware under the name Death & Co Miami LLC, and subsequently changed its name to Death & Co East Village LLC on May 30, 2018. The entity operates the award winning and acclaimed New York based cocktail bar, Death & Co.

•	Death & Company DC LLC, a limited liability company organized on February 2, 2022, under the laws of Delaware. This entity originally was formed to own and operate a Washington D.C. based “Death & Co” brick & mortar location.

•	G&L Hotel Holdings LLC, a limited liability company organized on November 13, 2020, organized under the laws of Delaware. This entity was created to hold the Company’s interests in hotel projects. At present, this entity owns membership interest in four (4) entities: (1) M/A Capital Ventures LLC, a Colorado limited liability company, (2) Midnight Auteur, LLC a Colorado limited liability company, (3) MA-LR Savannah Venture LLC, a Delaware limited liability company, and (4) M/A Capital Ventures – Savannah, LLC, a Colorado limited liability company, all of which are co-owned by Ramble DM Co., a Colorado corporation.

•	Little Co Atlanta LLC, a limited liability company organized on November 11, 2022, under the laws of Delaware. This entity originally was formed to own and operate the yet to be opened “Close Company” Atlanta location.

•	Close Company Nashville LLC, a limited liability company organized October 2, 2023, under the laws of Delaware. This entity originally was formed to own and operate the yet to be opened “Close Company” Nashville location.

•	Death & Company Seattle LLC, a limited liability company organized on October 2, 2023, under the laws of Delaware. This entity originally was formed to own and operate the yet to be opened “Death & Co” Seattle location.

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Affiliated Entities

Little Hands Play Café, Inc. (dba Death & Co) is an S corporation incorporated on April 30, 1996 under the laws of the State of New York, and headquartered in New York, New York. The entity operated a critically acclaimed and award-winning bar in New York’s East Village, that specializes in the formulation of original new era cocktails until November 9, 2018 until which time it entered into a contribution agreement as outlined.

Prior to the Reorganization on November 9, 2018, Little Hands Play Café, Inc. entered into a contribution agreement with Death & Co East Village LLC, in which Little Hands Play Café, Inc. transferred all assets to Death & Co East Village LLC, in exchange for 100% membership interest in Death & Co East Village LLC. Subsequent to the transaction described in the previous sentence, Little Hands Play Café Inc. contributed all of its ownership in Death & Co East Village LLC to Gin & Luck on November 9, 2018 in exchange for a certain amount of Common Units equating to 7.840% of ownership in the Company at the present time. Thereafter, Little Hands Play Café Inc. functions solely as a passive stockholder of Gin & Luck Inc.

The Company’s headquarters are located at 3756 W. Avenue 40, Suite K #278, Los Angeles, CA 90065. The Company’s website is http://www.deathandcompany.com.

Principal Products and Services

Each Death & Co product or service contributes to the Company’s overall financial performance through its revenues and operational efficiency, measured in part by net operating income. Net operating income represents the profitability of sold goods or services, calculated as net revenue minus operating expenses. Net operating income does not include interest, taxes, depreciation, or amortization.

For purposes of the subsections Brick & Mortar and Restaurant herein, revenue represents income derived from food, beverage, and merchandise sales, and other income specific to each location, and excludes revenue generated by Gin & Luck Inc. The total revenue for the four Brick & Mortar locations and the Restaurant was $13,355,947.93 in fiscal year 2023.

Brick & Mortar

The Company builds out, opens and operates leased spaces in major markets. As of December 2023, the Company operates the following four (4) Death & Co branded locations:

•	Death & Co New York

The Company’s flagship bar opened on New Year’s Eve 2006/07. It operates as a cocktail bar, open in the evenings serving cocktails and food. Prior to 2020, its revenues had steady growth year over year, generating $2.2 million in 2019 at a 15% margin. Death & Co NY finished fiscal year 2023 with $2,438,179.09 in revenues and a net operating income of approximately 21% at $511,368 in returns. This was a 6.5% growth in revenue and a 1.9% increase in net operating income from fiscal year 2022.

•	Death & Co Denver

In May of 2018, Death & Co Denver opened in The Ramble Hotel, marking the Company’s first foray into full-service food, beverage and hotel integration. Death & Co Denver comprises various concepts, sprawling over twelve thousand (12,000) sq.ft. and including five (5) bars. Death & Co Denver grew from $2.8 million in revenue in 2018 to $4.7 million in 2019. In 2023, Death & Co Denver generated $5,487,347.62 and a net operating income of approximately 4.3% of net sales or $237,671. This was an 8.1% increase in revenue from fiscal year 2022.

•	Death & Co Los Angeles

The Company opened Death & Co Los Angeles in December, 2019, in the booming Arts District, adjacent to the Downtown neighborhood. The three thousand (3,000) -square-foot space is a return to certain aspects of the New York City flagship; it is an independent property not affiliated with a hotel, minimal food service, and a similar look and feel to the original Death & Co, but with greater revenue potential from two (2) bar rooms and a larger guest capacity. The business outperformed in the first few months of opening generating $212,000 in January 2020 and $214,000 in February 2020. Since a brief shut down shortly after its opening, Death & Co Los Angeles has continued to show growth year over year. In fiscal year 2023, Death & Co Los Angeles generated $3,228,714.40, which was an 8.2% increase from 2022. The business’ net operating income was approximately 13.9% or $448,333 in fiscal year 2023.

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•	Death & Co Washington D.C.

The Company opened Death & Co Washington D.C. (“Death & Co D.C.”) at the end of July 2023, in Washington D.C. It is an independent property not affiliated with a hotel, minimal food service, and a similar look and feel to the original Death & Co. With only six months of operation in 2023, Death & Co D.C. generated $1,222,415.85 in revenue with approximately 29.9% net operating income or $365,502.40 after opening expenses.

To date, our locations have all been Death & Co branded but we see the opportunity to create new cocktail anchored concepts for second generation, previously built out spaces at affordable lease rates.

Restaurant

The Company opened a restaurant in Portland, Maine under the name Gin & Luck, Maine LLC dba The Danforth. In fiscal year 2023, The Danforth generated $979,290.97, which was a 26.4% increase from 2022. The business’ net operating income was approximately -86.8% or -$849,677 in fiscal year 2023.

B to B Consulting

The Company owns and operates Proprietors, which functioned as a B-to-B consulting company focusing on bar programs for opening bars, restaurants, hotels, theatres and more. Proprietors consulting has been wound down to focus on Company owned growth. Proprietors now only has one (1) open licensing contract, discussed in more detail below under “Licensing.” In fiscal year 2023, Proprietors, LLC generated $73,039, which was a -57% decrease from 2022. The business’ net operating income was approximately -97.6% or -$71,288 in fiscal year 2023.

Management Services

The Company provides food and beverage management services, creating new bar and restaurant concepts and opening and operating them. Ownership groups contract with the Company to create and/or run food and beverage operations, inclusive of design direction, opening logistics, training, and offerings programming for a set period of time (between five (5) and ten (10) years).

Licensing

The Company, through Proprietors, currently licenses the mark “Spirit & Bell” and “Spirit & Bell by D&C” to SSP America, Inc., which operates a bar / restaurant in the LaGuardia airport and pays the Company a 4% licensing fee.

The Company currently licenses the mark “Close Company” to Venetian Las Vegas Gaming, LLC, a Nevada limited liability, which operates “The Venetian” hotel and casino in Las Vegas, and pays the Company a $100,000.00 one-time development fee, and an on-going licensing fee equal to 5% of qualifying revenue.

Hotel Services

Under the common name of “Midnight Auteur,” the Company pursues hotel projects in partnership with Ryan Diggins of The Ramble and his company Gravitas. The endeavor has two (2) key parts: the real estate acquisition of the hotel property as an investment, of which the goal is an eventual sale; and then the management contract for that hotel property. The Company has two (2) Midnight Auteur projects in process. The first venue is in Savannah, Georgia, which will be developed into a forty-four (44) -room hotel with three (3) food and beverage outlets. The other in Bozeman, Montana, with eighty (80) to eighty-eight (88) rooms and two (2) food and beverage outlets.

In fiscal year 2023, the net operating income for G&L Hotel Holdings, LLC was -$2,124 and -$23,611 in fiscal year 2022.

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Ready to Drink Beverages

Death & Co Proprietors, LLC has a Licensed & Formulation Consulting Agreement for a line of Death & Co ready-to-drink canned and bottled cocktails currently in distribution for both on- and off-premises consumption.

Retail Market

Gin & Luck Inc. operates DeathandCompanyMarket.com, an online retail shop for bar-related products and Death & Co branded goods. The Marketplace generated $761,497, which was a 30.6% increase from 2022. In 2022, the net sales amounted to $538,043.

Books

The Company, along with co-author Nicholas Fauchald has completed writing their third book, the second with the Death & Co brand, and the first that will be Company owned. The Company does not own the right to the previous two (2) books; however, those books have helped increase our brand awareness. They are:

•	Death & Co: Modern Classic Cocktails. Since its 2014 release, Death & Co: Modern Classic Cocktails has gone on to become one of the best-selling cocktail books of all time, making the Death & Co brand a household name. The book was nominated for an IACP Global Design Award, a James Beard Award, and a Tales of the Cocktail Spirited Award for Best New Cocktail Book.

•	Cocktail Codex: Fundamentals, Formulas, Evolutions. On October 30, 2018, Cocktail Codex: Fundamentals, Formulas, Evolutions was released to immediate acclaim. Cocktail Codex was nominated for Best Beverage Book by the James Beard Awards, and won Book of the Year, the first beverage book in the category to take home the prize. Cocktail Codex also won for Best New Cocktail Book at the Tales of the Cocktail Spirited Awards.

Our Competitive Edge

Gin & Luck’s competitive edge consists: (a) in its consistently successful efforts, also through Death & Co, to attract the market’s best hospitality talent by offering healthcare and other benefits and going the extra mile to protect its reputation as best-in-class employer, (b) in the brand resonance with the Death & Co mark that extends beyond our bars’ physical locations as demonstrated by annual media impression statistics, our social media following, book sales and overall reputation within the hospitality industry. Furthermore, our affiliated consulting entity, Proprietors, has advised several businesses on refining training and management practices and other operational guidance. We have helped our clients with opening between five (5) and ten (10) properties a year over the past ten (10) years adding further value to the Gin & Luck brand and increasing our advantage over competitors.

Other Revenue Streams

Close Company

As of December 2023, Close Company Atlanta had a net operating income loss of -$22,078 and Close Company Nashville had a loss of -$713.

G&L, Inc.

In fiscal year 2023, G&L Inc. generated $320,609, which was a -51.2% decrease from 2022 with $739,165 in sales. 2022 year income included prior year retained earnings adjustments and the revenue from the book tour. The business’ net operating income was approximately -13.7% or -$2,064,709 in fiscal year 2023.

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Target Customer

The majority of our customer base is through our Death & Co brick & mortar destinations. Our brick & mortar customer base resides primarily in dense urban markets with thriving food and beverage scenes. Our target customers travel extensively, have a mid- to high-level of disposable income and seek out new experiences regularly. The Company’s core clientele has historically ranged between early twenties and mid-forties, but due to the brand’s penetration of mass culture, the Company’s demographics have often skewed into the sixties and seventies.

The Industry

According to the Distilled Spirits Council of the United States (DISCUS), the spirits industry in the U.S. has shown significant growth. In 2022, supplier sales grew by 5.1% to reach $37.6 billion. This growth was driven by high-end and super-premium spirits, especially Tequila/Mezcal and American Whiskey. In 2023, the spirits sector maintained its market share lead of the total beverage alcohol market (Spirits Council).

The bars and nightclubs market, severely impacted by COVID-19, saw significant recovery beginning in 2021 and continuing into 2022 and 2023. While on-premise sales have rebounded, they remain slightly below pre-pandemic levels. However, the market is showing a positive trend with increasing consumer confidence and spending in these establishments (Spirits Council).

With the spirits industry continuing to grow and bars and nightclubs recovering, there are opportunities for expansion. Lower lease rates and a higher volume of available spaces present a strategic advantage for opening new properties with lower build-out and occupancy costs. This approach can capitalize on the recovering market and the growing consumer demand for premium spirits and on-premise experiences (Spirits Council).

Overall, the spirits industry and hospitality sector are on a positive trajectory, driven by consumer preferences for high-end products and an improving economic environment. This recovery and growth present robust opportunities for strategic expansion and investment in new properties.

Marketing

We lean heavily on our public relations, with over six billion in media impressions last year, as well as our social media handles, with over 311,000 followers on our Death & Co Instagram handle.

Competition

The industries and markets in which we operate are highly competitive. Currently, we face competition in the food and beverage industry, the hotel industry, the online e-commerce industry, and the food and beverage consulting services industry. Our products and services compete against similar products and services of many large and small companies, including well-known local and global competitors.

Destinations: We face competition from other restaurants and bars in the areas that we serve. Among our competitors are several other companies focused on becoming nation cocktail groups, including BarLab Hospitality Group, Employees Only, Nomad Bars, Dead Rabbit and Attaboy.

Employees and Contractors

Gin & Luck currently employs a staff of 153 employees

Gin & Luck Corporate: 14

Proprietors: 0

D&C East Village: 21

D&C Denver: 60

D&C Los Angeles: 31

D&C Washington D.C.: 27

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Regulation

Currently, the Company has obtained state and city liquor licenses for all of its establishments in New York, Colorado, California, and Washington D.C. In addition, we have obtained all health department and food service licenses necessary to operate Death & Co bars in New York City, Denver, Los Angeles, and Washington D.C. Where necessary, we have obtained and maintained elevator and fire department certifications, required annually.

Intellectual Property

Application or Registration #	Title	Description	File Date	Registration Date	Country
Reg. No. 3870825	DEATH & CO	Standard Character Mark	Aug. 09, 2007	Nov. 02, 2010	US
Reg. No. 6090097	DEATH & CO MARKET	Standard Character Mark	Nov. 29, 2019	Jun. 30, 2020	US
Reg. No. 6085460	COAT OF ARMS LOGO MARK	Illustration w/o Words, Letters, or Numbers	Nov. 29, 2019	Jun. 23, 2020	US
Reg. No. 6646676	DEATH & CO	Standard Character Mark	Jul. 10, 2018	Feb. 15, 2022	US
Reg. No. 6629699	DEATH & CO	Standard Character Mark	Nov. 29, 2019	Jan. 25, 2022	US
Reg. No. 7293802	SPIRIT & BELL	Standard Character Mark	Jan. 04, 2023	January 30, 2024	US
Reg. No. TMA1050633	DEATH & CO	Standard Character Mark	Aug. 22, 2016	Aug. 22, 2019	CA
Intl. Reg. No. 1504265	DEATH & CO	Standard Character Mark	July 8, 2019	July 8, 2019 (NB. File & Reg date same)	WIPO/ Madrid
Intl. Reg. No. 1504265	DEATH & CO	Standard Character Mark	December 19, 2019	July 9, 2020	EU via Madrid
Intl. Reg. No. 1504265	DEATH & CO	Standard Character Mark	December 19, 2019	Sep. 10, 2020	UK via Madrid
Intl. Reg. No. 1504265	DEATH & CO	Standard Character Mark	April 1, 2021	Dec. 9, 2021	MX via Madrid
Serial No. 98425427	Close Company	Standard Character Mark	February 28, 2024	Pending	US

In addition, the Company owns the following domain names:

•	www.ginandluck.com
•	www.deathandcompany.com
•	www.deathandcompanymarket.com
•	www.closecompanybar.com
•	www.closecompany.co

All other intellectual property is in the form of trade secrets, business methods and know-how and is protected through intellectual property assignment and confidentiality agreements with the Company’s employees, advisors and consultants.

Legal Proceedings

Sheyenne Martinez v. Death & Co Denver LLC- Discrimination complaint filed through the U.S. Equal Employment Opportunity Commission, rebuttal response being currently crafted. Discovery is expected to last a year or longer. The Company is represented by Danielle Urban of Fisher & Phillips LLP.

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THE COMPANY’S PROPERTY

Gin & Luck, Inc. does not currently have a physical office location. Due to the pandemic, all corporate headquarter employees are working remotely from their homes. Gin & Luck Inc.’s mailing address is 3756 W. Avenue 40, Suite K #278, Los Angeles, CA 90065.

We entered into the leases listed below:

License Agreement by Death & Co Denver LLC with Gravitas – 2450 Larimer, LLC, a Colorado limited liability company, effective June 17, 2016 regarding the license to occupy and be present in commercial space in a building at 1280 25th Street, Denver, Colorado, as amended on December 1, 2020. This agreement governs the relationship with the landlord for the Death & Co location in Denver.

Commercial lease by Death & Co East Village LLC with PVP Management Corp., effective February 15, 2006, regarding the lease of store and partial basement space in East Village, New York, as amended on October 1, 2017. This agreement governs the relationship with the landlord for the Death & Co location in New York City.

Commercial Lease Agreement by Death & Co LA LLC with Rock-Hill Holdings, LLC, effective November 22, 2016, as amended from time to time, regarding the lease of a basement at 810 East 3rd Street, Los Angeles, CA, as amended on July 14, 2020. This agreement governs the relationship with the landlord for the Death & Co location in Los Angeles.

Agreement of Lease by Death & Co DC LLC with Jamel’s 9th Street Gang of 3 L.L.C. dated October 13, 2014, as amended on February 9, 2016, October 9, 2020, and March 16, 2022. This agreement governs the relationship with the landlord for the Death & Co location in Washington, D.C.

Agreement of Lease by Little Co Atlanta LLC with RMA Office One, LLC, dated May 8, 2023, and Guaranty between Gin & Luck Inc. and RMA Office One, LLC, dated May 8, 2023. These agreements govern the relationship with the landlord for the “Close Company” location in Atlanta.

Retail Lease Agreement by Death & Co Seattle LLC with Four Nineteen Occidental, LLC dated June 12, 2024. This agreement governs the relationship with the landlord for the Death & Co location in Seattle, Washington.

Lease Agreement by Close Company Nashville LLC with Neuhoff Owner LLC, dated July 5, 2024. This agreement governs the relationship with the landlord for the Close Company location in Nashville, Tennessee.

We do not currently lease or own any other real property. We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

Gin & Luck, LLC was originally formed as a Delaware limited liability company (LLC) under the name of Gin & Luck Opportunity Fund LLC on June 9, 2017. The name was subsequently changed to Gin & Luck LLC on August 16, 2017. On November 9, 2018, in order to align common ownership interests and company management under one (1) parent company, the various members of Death & Co Denver, LLC, Death & Co East Village, LLC, Death & Co LA, LLC, Death & Co Proprietors, LLC, and Proprietors, LLC contributed their ownership in those entities in exchange for ownership interests in Gin & Luck, LLC. Gin & Luck, LLC issued 9,999,999 ownership units in the combination. No other consideration was exchanged. As common control acquisitions, the assets and liabilities of the acquired entities were acquired at historical cost, and the financial statements are presented as if the acquisitions had occurred at the beginning of the first period presented.

On October 8, 2020, Gin & Luck LLC converted to a Delaware corporation, Gin & Luck Inc., and exchanged its members equity units to shares of stock in the corporation.

The Company receives revenues from the following:

•	bar and restaurant sales from the Death & Co locations,
•	consulting and management fees from Proprietors,
•	merchandise sales from the Death & Co online retail marketplace,
•	sales of books and ready-to-drink beverages,
•	trademark licensing fees,
•	and hotel services.

The Company is headquartered in Los Angeles, California, and operates four (4) bar and restaurant locations through its wholly owned subsidiaries: Death & Co Denver, LLC, Death & Co East Village, LLC, Death & Co LA, LLC, and Death & Co DC, LLC. Death & Co East Village LLC opened on December 31, 2007 in New York. Death & Co Denver opened on May 5, 2018, Death & Co Los Angeles opened on December 21, 2019, and Death & Co DC opened on July 21, 2023. Its additional wholly owned subsidiaries include Death & Co Proprietors, LLC, which licenses “Death & Co” branding and intellectual property, and Proprietors, LLC, established on January 5, 2012, provides consulting and management services to its affiliates as well as to bars, restaurants and hotels worldwide.

The Company’s revenues consist of sales at its bars, consulting and management fees, and merchandise sales. Revenues are presented net of complimentary discounts and sales taxes. Sales tax collected is included in other accrued expenses until the taxes are remitted to the appropriate taxing authorities. Revenues from bar and restaurant sales are recognized when payment is tendered at the point of sale. Consulting and management fee revenue is recognized as services are rendered or upon achievement of performance milestones as specified within the agreement. Revenues from the online retail market is recorded when the merchandise is shipped to a customer.

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Results of Operations

The following table presents, for the periods indicated, information from our consolidated statements of income expressed as percentages of change from the fiscal year ended December 31, 2022 (“Fiscal 2022”) to the fiscal year ended December 31, 2023 (“Fiscal 2023”).

	2023	2022
Revenues:
Bar and restaurant operations	$13,457,966	$11,503,992
Consulting and management services	$250,312	$204,999
Merchandise sales	$802,894	$885,085
	$14,511,172	$12,594,076

Revenues represent three (3) segments: (1) income derived from food and beverage sales, and other income, specific to each of our Death & Co brick & mortar locations and The Danforth, including events and other income from Gin & Luck Inc., (2) consulting and management fees from Proprietors, and (3) merchandise sales from the Death & Co retail marketplace.

Bar and restaurant sales showed varied performance trends and financial outcomes. Collectively, the revenue of the bar and restaurant Death & Co brands grew by 17% in Fiscal 2023 compared to Fiscal 2022, driven by an increase in in-store sales and the addition of Death & Co D.C. The overall brand showed a contraction of -62.4% in net operating income, mainly due to a large reconciliation in Denver for 2022 and the incurred start up costs for the Washington D.C. location in 2023. Consolidated Company revenue increased by 15.2% in Fiscal 2023 compared to the prior year.

Consulting and management fees were affected by the Company’s decision to wind down the consulting operations, Proprietors LLC, to focus on Company-owned growth. Proprietors now only has one open licensing contract, described above under “Licensing.” Consulting and management fees increased by nearly 22% to $250,312 for Fiscal 2023 compared to $204,999 for Fiscal 2022.

In May of 2019, the Company launched the online Death & Co marketplace, retailing branded merchandise. Prior to the launch of the marketplace, we sold limited quantities of our merchandise at our bar locations in New York and Denver. After launching the marketplace, we were able to expand our sales and reach a larger target market. Merchandise revenues for Fiscal 2022 were $885,085 and for Fiscal 2023, the Company recorded a full year of merchandise sales in the amount of $802,894.

The Company’s primary cost of revenue consists of alcohol costs (liquor, beer, wine), food, and non-alcoholic beverage costs. Other costs of revenue are merchandise and shipping.

Cost of Goods Sold (COGS)	2023	2022
Alcohol Cost	$2,194,403	$1,748,097
Food & N/A Beverage	$926,284	$765,269
Merchandise Cost	$185,048	$13,608
Other COGS	$25,426	$24,325
	$3,331,161	$2,551,299

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The alcohol costs from Fiscal 2022 to Fiscal 2023 increased by 25.5% while food and non-alcoholic beverage costs increased by 21.0%. The alcohol costs for Fiscal 2023 constituted 15.1% of total sales, compared to 13.9% in Fiscal 2022. The food and n/a beverage costs for Fiscal 2023 constituted 6.4% of total sales, compared to 6.1% in Fiscal 2022. The merchandise costs in Fiscal 2022 include prior years’ inventory adjustments which brought the total balance down to $13,608. In Fiscal 2023 the merchandise costs represented 1.3% of total net sales and 0.1% of merchandise sales.

	2023	2022
Operating Expenses	$13,866,391	$11,154,624

Operating expenses consist of salaries and benefits, occupancy expenses, supplies and materials, research and development costs, professional fees, general and administrative, and pre-opening expenses. Operating expenses from Fiscal 2022 to Fiscal 2023 increased by 24% in larger part due to the opening of Death & Co D.C. The Company had five (5) open doors throughout most of Fiscal 2023. The Company also increased benefits for all employees in an effort to attract and retain staff.

	2023	2022
Income (loss) from operations:	$(3,511,286)	$1,785,741

Loss from operations increased in the amount $5,297,027 between Fiscal 2022 and Fiscal 2023. This significant difference is due to three (3) critical elements. In Fiscal 2022, funds received from Paycheck Protection Program (“PPP”) loans were recognized. Without these funds, the Company would have operated at a loss. The additional losses shown in Fiscal 2023 are due to (1) asset disposal in connection with the closing of The Danforth, a cocktail bar in Portland, Maine under the Death & Co umbrella, and (2) the opening costs of Death & Co D.C.

Comparison of the Six Months Ended June 30, 2024 and June 30, 2023

In the first quarter of 2024, the bar and restaurant industry, including the Company, experienced several challenges that adversely impacted revenue. These challenges included high prices, increased living costs, and inflation, which slowed customer traffic and heightened consumer price sensitivity, leading to fewer visits to upscale venues. Additionally, Death & Co East Village faced specific operational difficulties, such as high employee turnover and the replacement of the General Manager, which further contributed to a slower pace of sales generation.

In the second quarter of 2024, alcohol and food sales increased by 15.4% compared to the prior quarter, and total net sales rose by 4.14% quarter-over-quarter. For the first half of 2024, alcohol sales increased by nearly 7% compared to the same period in 2023. However, food and merchandise sales declined by 14% and 19%, respectively, during this period. At the same time, other income increased by 6% due to securing a contract with The Venetian for the new Close Company brand.

In response to these trends, the Company implemented adjustments to its food offerings, merchandise sales strategies, and employee retention efforts. These measures are expected to result in higher food penetration and an overall increase in brick-and-mortar sales by the end of 2024.

Overall, total revenue for the first six months of 2024 declined by 3.4% compared to the same period in 2023. This decline was primarily driven by the challenges faced in the first quarter of 2024, as outlined above.

During the first half of 2024, the Company accelerated its growth operations by salaries, wages and benefits, to $3,615,923 for the six months ended June 30, 2024 compared to $3,405,521, and increased its operating expenses, which consist of supplies, smallwares, equipment, and facility expenses, and non-controllable expenses such as general administration expenses and professional fees, to $2,372,533 for the six months ended June 30, 2024 compared to $2,010,404, each during the same prior year period. Notably, occupancy expenses decreased for the six months ended June 30, 2024 to $569,762 compared to $630,295 for the first half of 2023. In particular, as compared to the first half of 2023, the Company spent a larger percentage of the Company’s operating expenditures on general administration expenses, which accounted for 18.5% of total operating expenditures, professional fees, which comprised 17.8%, and facility expenses, which represented 13.5%. The acceleration in the Company’s hiring of strategic personnel and incurrence of general operating expenditures is expected to continue if the Offering is fully subscribed.

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Liquidity and Capital Resources

Our corporate financial objectives are to maintain a sufficiently strong balance sheet to support our operating initiatives and unit growth while maintaining financial flexibility to provide the financial resources necessary to protect and enhance the competitiveness of our bars and restaurants and to provide a prudent level of financial capacity to manage the risks and uncertainties of conducting our business operations under various economic and industry cycles. Our ongoing capital requirements are principally related to our bar and restaurant expansion plans, ongoing maintenance of our facilities, and investment in our corporate infrastructures. We obtained capital from our ongoing operations, business loan, and capital contributions from stockholders.

During Fiscal 2023, our cash and cash equivalents decreased by about $1,320,256, from $1,359,291 in Fiscal 2022 to $39,035 in Fiscal 2023. This decrease is primarily attributable to significant cash on hand in Fiscal 2022 from our 2021-2022 fundraise, while Fiscal 2023 reflects cash less accounts payable. The opening costs of Death & Co DC, as well as the monthly losses at The Danforth, were the largest contributors to the change in the Company’s cash position. Additionally, during the six months ended June 30, 2024, the Company raised approximately $999,765 from its 2024 fundraise, resulting in an increase in total current assets of $517,818 from Fiscal 2024.

In Fiscal 2023, capital expenditures amounted to approximately $2,745,825 for property and equipment used in operations and $104,412 for property and equipment at Gin & Luck Inc. and other non-operational subsidiary locations. In Fiscal 2022, capital expenditures were approximately $2,183,428 for property and equipment used in operations and $18,258 for property and equipment at Gin & Luck Inc. and other non-operational subsidiary locations.

Indebtedness

On or about September 26, 2024, the Company entered into a Promissory Note with William J. Schlacks IV in the principal amount of $300,000 (“W. Schlacks Note”). The W. Schlacks Note accrues interest at a rate of 12% and is repaid in equal monthly installments until fully paid on June 28, 2026. The proceeds of this note were used for general working capital purposes, including payroll, capital expenditures, security deposits for new projects, and partial funding of certain projects, including Close Company Nashville, Close Company Atlanta, and Municipal Grand Savannah.

On or about August 29, 2024, the Company executed a Revenue Purchase Agreement with Black Olive Capital LLC for the purchased $516,000 worth of revenue from the Company for $400,000 (“Black Olive Rev Purchase”). The Black Olive Rev Purchase will be paid in weekly remittances of $7,908.05. The proceeds of this note were used for general working capital purposes, including payroll, capital expenditures, security deposits for new projects, and partial funding of certain projects, including Close Company Nashville, Close Company Atlanta, and Municipal Grand Savannah.

On or about June 21, 2024, Death & Co East Village LLC received a cash advance equal to $199,000 from Lightspeed Capital (“East Village Cash Advance”). Lightspeed Capital is an affiliate of Death & Co East Village LLC’s point of sale system. The East Village Cash Advance accrues interest at an annual rate of 14%. Payments towards the East Village Cash Advance are made by withholding 8% of each daily sales totals and applying such withheld amount towards the balance owed.

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On or about June 21, 2024, Death & Co LA LLC received a cash advance equal to $200,300 from Lightspeed Capital (“Los Angeles Cash Advance”). Lightspeed Capital is an affiliate of Death & Co LA LLC’s point of sale system. The East Village Cash Advance accrues interest at an annual rate of 14%. Payments towards the East Village Cash Advance are made by withholding 8% of each daily sales totals and applying such withheld amount towards the balance owed.

On or about June 21, 2024, Death & Co DC LLC received a cash advance equal to $212,000 from Lightspeed Capital (“DC Cash Advance”). Lightspeed Capital is an affiliate of Death & Co DC LLC’s point of sale system. The DC Cash Advance accrues interest at an annual rate of 14%. Payments towards the East Village Cash Advance are made by withholding 8% of each daily sales totals and applying such withheld amount towards the balance owed.

On or about June 21, 2024, Death & Co Denver LLC received a cash advance equal to $285,000 from Lightspeed Capital (“DC Cash Advance”). Lightspeed Capital is an affiliate of Death & Co DC LLC’s point of sale system. The DC Cash Advance accrues interest at an annual rate of 14%. Payments towards the East Village Cash Advance are made by withholding 8% of each daily sales totals and applying such withheld amount towards the balance owed.

On February 14, 2024, David Kaplan, a director on the Company’s Board of Directors and Chief Executive Officer, made a loan to the Company in the amount of $750,000 (the “DK Promissory Note”). The DK Promissory Note bears an interest rate of 6.397% per annum with an initial maturity date of December 31, 2024. The Maturity Date has subsequently been extended until May 1, 2025. The proceeds of this note were used for general working capital purposes, including payroll, capital expenditures, security deposits for new projects, and partial funding of certain projects, including Close Company Nashville, Close Company Atlanta, and Municipal Grand Savannah.

On or about July 24, 2023, William Spurgeon, a director on the Company’s Board of Directors to the Company, made a loan to the Company in the amount of $300,000 (the “Spurgeon Note”). The Maturity Date has subsequently been extended until May 1, 2025.

In December 2023, the Company executed a Promissory Note with Premiere Ventures LLC in consideration for loan proceeds in the aggregate amount of $500,000 (the “December 2023 Promissory Note”). The December 2023 Promissory Note bears an interest rate of 12% per annum, with equal payments of principal and interest due and payable beginning March 18, 2024, and continuing until December 18, 2024. On or about September 26, 2024, after substantial repayment of the December 2023 Promissory note, the principal amount of the December 2023 Promissory Note was increased from $261,415.73 to $350,000.00 and the loan was refinanced (“Refinanced Premiere Promissory Note”). The Refinances Premiere Promissory Note bears an interest rate of 12% per annum, compounding annually, with principal and interest paid in equal monthly installments such that the full balance will be paid off by June 28, 2026.

In May 2023, the Company entered into a Credit Purchase Agreement (the “Credit Purchase Agreement”) for the purchase of electronic credit certificates for specified dollar amounts that may be used to purchase food, beverages, and other goods and services sold at the Company’s restaurant locations. Upon the occurrence of certain conditions, the Company may sell tranches of $300,000 of credit certificates at a purchase price of $150,000 per tranche. To date, $900,000 worth of credit certificates have been purchased, for a total of $450,000 received by the Company.

In June 2023, David Kaplan, a director on the Company’s Board of Directors and Chief Executive Officer, and Jenna Gerbino, in their joint capacity, made a loan to the Company in the amount of $120,000 (the “DK & JG Promissory Note”). The DK & JG Promissory Note originally bore an 8% interest rate for the duration of the loan, which was to be due and payable two (2) calendar months from its date of issuance. The DK & JG Promissory Note was subsequently amended in November 2023, to provide that interest shall have accrued at a rate of 8% until October 31, 2023, and that after October 31, 2023, the interest rate shall increase to 12%, and that the principal and interest on such loan was due and payable on April 30, 2024.

In December 2023, the Company was issued a Business Line of Credit Loan from American Express National Bank (the “AMEX Loan”) in the aggregate amount of $115,000. The AMEX Loan bears a monthly interest rate of 9% and a one (1) year maturity date, payable on a monthly basis. The AMEX Loan may be repaid at any time prior to maturity with no repayment penalties.

In April 2022, Death & Co DC LLC, a subsidiary of the Company, executed a Promissory Note in consideration for loan proceeds in the aggregate amount of $325,000 (the “April 2022 Promissory Note”). The April 2022 Promissory Note bears an interest rate of 4.5% per annum, payable in thirty-six (36) equal, blended monthly payments of principal and interest and a maturity date of September 1, 2025. Monthly payments began on September 1, 2022.

In December 2021, the Company entered into a Guaranty with Little Giant, LLC, a Maine limited liability company, guaranteeing payment of a promissory note in the amount of $50,000 which was entered into between G&L Maine LLC, a subsidiary of the Company, and Little Giant, LLC (the “Little Giant Note”). The Little Giant Note was entered into in connection with and as partial payment for that certain Asset Purchase Agreement, dated October 7, 2021, entered into between G&L Maine LLC and Little Giant, LLC. The Little Giant Note bears an interest rate of 4.5% per annum and a maturity date of February 3, 2027.

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During August and September 2020, the Company’s subsidiaries were issued loans from the U.S. Small Business Administration (“SBA”) in the aggregate amount of $317,500 pursuant to the Economic Injury Disaster Loans (“EIDL”) Program of the CARES Act, under the following terms:

(i)	On August 13, 2020, Proprietors LLC was issued an EIDL loan from the SBA in the amount of $150,000. The loan matures on August 13, 2050, and bears interest at a rate of 3.75% per annum, payable monthly and commenced on August 14, 2021.

(ii)	On August 14, 2020, Death & Co East Village LLC was issued an EIDL loan from the SBA in the amount of $150,000. The loan matures on August 14, 2050, and bears interest at a rate of 3.75% per annum, payable monthly and commenced on August 14, 2021.

(iii)	On August 27, 2020, Death & Co LA LLC was issued an EIDL loan from the SBA in the amount of $17,500. The loan matures on August 27, 2050, and bears interest at a rate of 3.75% per annum, payable monthly and commenced on August 27, 2021.

In May 2020, the Company was issued PPP loans from J.P. Morgan Chase in the aggregate amount of $1,289,370, pursuant to the PPP. The loans bear interest at a rate of 0.98% per annum, payable monthly and commenced on August 1, 2021. The loans may be repaid at any time prior to maturity with no prepayment penalties. Under the terms of the PPP, part or all of the loans may be forgiven if the proceeds were used for qualifying expenses as described in the CARES Act, which include payroll costs, costs to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations incurred before February 15, 2020. Qualifying expenses paid with loan proceeds as of December 31, 2021, and 2020 totaled $1,047,435 and $354,708, respectively. Loan proceeds not used for qualified expenses totaled $241,935.

Trends

While the bar and restaurant industry was greatly impacted by the COVID -19 pandemic we have seen a significant uptick in revenues. We have built a strong brand and have maintained a loyal customer base as evident in our online merchandise sales. On the consulting side, Proprietors consulting has been wound down to focus on Company owned growth. Proprietors now only has one (1) open licensing contract. In addition, we have worked to diversify our revenue streams by providing F&B management services, entering into licensing agreements, pursuing hotel projects, and developing ready-to-drink D&C-branded canned and bottled cocktails. Currently all four (4) markets that the Company is in, NYC, Denver, LA, and Washington D.C., are fully open and operational.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five (5) years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six (6) months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our shareholders could receive less information than they might expect to receive from more mature public companies.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the name and position of each of our current executive officers, directors and significant employees.

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
David Kaplan	Chief Executive Officer	42	From Oct 2018	FT
Alex Day	Chief Operating Officer	41	From Oct 2018	FT

Directors:
David Kaplan	Director	42	From Oct 2018
Alex Day	Director	41	From Oct 2018
Ravi Lalchandani	Director	50	From Oct 2018
Leland O’Connor	Director	36	From Dec 2018
William Spurgeon	Director	59	From Dec 2018

David Kaplan, Chief Executive Officer (CEO), Director

David has worked in the hospitality business since the age of 13. In the summer of 2006, at the age of 24, he opened Death & Co, a cocktail bar in the East Village of Manhattan, with his partner Ravi Lalchandani. At the 2010 Tales of the Cocktail Spirited Awards, Death & Co won American’s Best Cocktail Bar and World’s Best Cocktail Menu. Shortly after opening Death & Co, David formed the hospitality consulting and management company, Proprietors LLC, with Alex Day and Devon Tarby. Proprietors LLC has opened over fifty (50) bars and restaurants all over the country and abroad for clients of all sizes. “Death & Co: Modern Classic Cocktails,” written by David, Alex Day and Nick Fauchald, was published on October 7th, 2014, and has become one of the best-selling cocktail books of all time. Their second book, “Cocktail Codex: Fundamentals, Formulas, Evolutions,” hit shelves on October 30th, 2018, to rave reviews and won a James Beard Award for Book of the Year and the Tales of The Cocktail Spirited Award for Best New Cocktail or Bartending Book. In May 2018, the group opened Death & Co Denver, a multi-faceted food and beverage destination within The Ramble Hotel. Their most recent property, Death & Co LA, opened November 2019. David runs the collective companies as CEO of Gin & Luck with his operating partner Alex.

Alex Day, Chief Operating Officer (COO), Director

Originally a bartender in Death & Co’s early days, Alex became an owner in 2010. Since then, he has co-formed various businesses in partnership with David Kaplan and Devon Tarby. Among them are the global hospitality consulting company, Proprietors LLC, as well as the notable cocktail bars Nitecap, Honeycut, The Normandie Club, The Walker Inn, and Death & Co Denver. In the process, Alex has trained hundreds of bartenders, designed dozens of bars, and along the way, has fallen deeply in love with the process of turning the idea of a bar into a reality. Alex focuses primarily on Company operations, planning and logistics, process improvement, design, and systems. Passionate about education, he is a regular speaker at industry conferences and specialized events, as well as a contributor to various publications as a writer and expert commentator. Alex is the co-author of the James Beard and Spirited Award-winning book “Death & Co: Modern Classic Cocktails,” as well as “Cocktail Codex: Origins, Fundamentals, Formulas,” and “Death & Co: Welcome Home.” Alex lives in Portland, Maine with his husband, Andrew.

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Ravi Lalchandani, Director

Ravi is a veteran of the New York City hospitality industry, owning and operating dozens of critically acclaimed venues since 2006. The New York Times has called him the “New York stealth bar owner and restaurateur.” Ravi’s bars and restaurants have been featured in hundreds of thousands of national, international, and local publications and received acclaim for their impact on cocktail culture and two (2) of his establishments have published cocktail books. A vegetarian-turned-vegan himself, Ravi holds a deep affection for all animals, and has been an outspoken voice on animal rights issues. His nonprofit BEAST Foundation and shift to plant-based ventures has warranted both local and national applause, receiving an award from PETA for his efforts.

Leland O’Connor, Director

Leland O’Connor is the Managing Partner of City Line Advisors. He previously served as Senior Vice President of AR Capital, executing over $20 billion in capital markets and M&A transactions, including the sale of American Realty Capital Trust to Realty Income (NYSE: O) and the sale of American Realty Capital Healthcare Trust to Ventas (NYSE: VTR). He serves on the board of Gin & Luck Inc. and FemmyCycle.

William Spurgeon, Director

Bill Spurgeon became Executive Vice President of Fuel Sales and Marketing for Motiva Enterprises LLC in June 2014. He is recently retired. Previously he was responsible for the sales and marketing of fuels and base oils, branded and unbranded fuels, and innovative applications to dramatically change customer experiences via technology. Bill started a long career in the energy company Shell in 1988, working in a variety of financial, administrative, sales, marketing, director support, joint ventures, portfolio, strategy, and leadership roles. Bill has worked extensively overseas while living in London and subsequently Tokyo. Bill became a fan of Death & Co on a trip to Denver in 2018, and shortly thereafter met the founders and fell in love with their passion, integrity, concept, and brand. Bill is currently the second largest outside investor and sits on the board of Gin & Luck. Bill currently resides in Houston.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2023 we compensated our two (2) highest-paid directors and executive officers as follows:

Name	Position**	Cash Compensation ($)	Other Compensation ($)		Total Compensation ($)
David Kaplan	CEO	$143,399.88	$89,865.48		$233,265.36
Alexander Day	COO	$143,399.88	$84,248.88	*	$227,648.76

Our executive officers for the fiscal year 2023 consist of the two (2) principal officers: David Kaplan and Alexander Day. For the fiscal year ended December 31, 2023, we paid to our executive officers as a group a total compensation of $460,914.12.

*The Company issued profits interests under the Company’s operating agreement when the Company was a limited liability company. These units were issued subject to vesting arrangements whereby all of the units were issued subject to a Company right to repurchase an amount of units that diminished over time in the event such person no longer performed services on behalf of the Company. Typically this schedule was as follows: 25% would be released from the repurchase right on the first anniversary, and 1/48 each month for the subsequent 36 months. Upon conversion to the Delaware corporation, the Company no longer can issue any of these units. However, these units converted into shares of Common Stock and retained their vesting schedule, and the Company has retained the right to repurchase these shares if the individual is no longer working for the Company. Other compensation includes the value that the Company expenses for the shares. Class B Common Shares held by Mr. Day vested in 2020 and are no longer subject to the repurchase right.

**Does not include compensation they received in their capacity as directors.

The Company paid directors, as a group $286,799.76 in cash compensation plus $174,114.36 in other compensation in the past year in their capacity as directors. The other compensation relates to the value of Class B Shares which have vested, and are no longer subject to repurchase, in the year ended December 31, 2020. We have five (5) directors in this group.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The tables below show, as of January 6, 2025, the security ownership of the Company’s directors, executive officers owning 10% or more of the Company’s voting securities and other investors who own 10% or more of the Company’s voting securities.

Name and address of beneficial owner (1)	Title of class (2)	Amount and nature of beneficial ownership (3)	Amount and nature of beneficial ownership acquirable	Percent of class (4)
David Kaplan	Common Stock	2,936,293 shares of Class A Common Stock	-0-	20.69% of Common Stock
Alexander Day	Common Stock	1,674,985 shares of Class A Common Stock, 1,707,035 shares of Class B Common Stock	-0-	23.83% of Common Stock
Ravi Lalchandani	Common Stock	1,892,156 shares of Class A Common Stock, 903,570 shares of Class B Common Stock	-0-	19.70% of Common Stock
Little Hands Play Café Inc. (5)	Common Stock	2,228,628 shares of Class A Common Stock	-0-	15.70% of Common Stock
Leland O’Connor	Common Stock	534,167 shares of Class C Common Stock	-0-	3.76% of Common Stock
Officers and directors as a group (6)	Common Stock and Series A Preferred Stock	8,732,062 shares of Class A Common Stock, 2,610,605 shares of Class B Common Stock, 534,167 shares of Class C Common Stock, 1,137,528 shares of Series A Preferred Stock, 137,468 shares of Series B Preferred Stock	-0-	83.68% of Common Stock 10.37% of Preferred Stock
William D. Spurgeon Living Trust dated June 6, 2013(7)	Series A Preferred Stock	1,137,528 shares of Series A Preferred Stock, 137,468 shares of Series B Preferred Stock	-0-	10.37% of Preferred Stock

_________________________

(1)	The address for all the executive officers and directors is c/o Gin & Luck, Inc., 3756 W. Avenue 40, Suite K #278, Los Angeles, CA 90065

(2)	For the purposes of the beneficial ownership table, Class A Common Stock, Class B Common Stock and Class C Common Stock are all treated as being part of one (1) single class of Common Stock (“Common Stock”).

(3)	Assumes that all shares are fully vested and no longer subject to repurchase by the Company

(4)	Percent of class calculations are based on 14,193,221 shares of Common Stock outstanding (assuming the exercise of that certain warrant for 100,000 shares of Class A Common Stock), 3,061,653 shares of Series A Preferred Stock, 6,847,022 shares of Series B Preferred Stock, 1,636,647 shares of Series C-1 Preferred Stock, and 754,095 shares of Series C-2 Preferred Stock outstanding as of as of January 6, 2025 .

(5)	Little Hands Play Café Inc. is a New York Corporation owned by David Kaplan, Craig Manzino, and Ravi Lalchandani. David Kaplan is the majority owner of Little Hands Play Café Inc, and as its president may bind the Company. Little Hands Play Café Inc’s address is 225 West 34th Street #2000, New York, NY 10122.

(6)	The 8,732,062 shares of Class A Common Stock include Little Hands Play Café Inc.’s shares of Class A Common Stock.

(7)	William D. Spurgeon Living Trust dated June 6, 2013 is a trust created for the benefit of William D. Spurgeon’s children. William D. Spurgeon is the Trustee of the trust. William D. Spurgeon is on the Company’s Board of Directors.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of December 31, 2023, our accounts payable equals $40,598.29 for monthly charges, event fees and a percentage of revenue due to a hotel in which the Company operates.

In July 2023, the Company made the Spurgeon Promissory Note in exchange for a loan in the aggregate amount of $300,000. Please refer to the section titled ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations –Indebtedness’ for more information.

In June 2023, the Company made the DK & JG Promissory Note in exchange for a loan in the aggregate amount of $120,000. Please refer to the section titled ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations –Indebtedness’ for more information.

In February 2024, the Company made the DK Promissory Note in exchange for a loan in the aggregate amount of $750,000. Please refer to the section titled ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations –Indebtedness’ for more information.

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SECURITIES BEING OFFERED

General

The Company is offering Series C-1 Preferred Stock to investors in this Offering. The Series C-1 Preferred Stock may be converted into the Common Stock of the Company at the discretion of each investor, or automatically upon the occurrence of certain events, like an Initial Public Offering or the agreement of holders of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, and Series C-2 Preferred Stock voting together. As such, under this Offering Statement, of which this Offering Circular is part, the Company is qualifying up to 4,991,574 shares of Series C-1 Preferred Stock and up to 4,991,574 shares of Class A Common Stock into which the Series C-1 Preferred Stock may convert.

As of April 16, 2024, the Company adopted the Second Amended and Restated Certificate of Incorporation, the Second Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), the Second Amended and Restated Voting Agreement (the “Voting Agreement”), forms of which are filed as Exhibit 2.1, Exhibit 3.1 and Exhibit 3.2, respectively, to this Offering Statement of which this Offering Circular is a part. The Second Amended and Restated Certificate of Incorporation was subsequently corrected through a Certificate of Correction, filed on June 27, 2024, exhibited hereto as Exhibit 2.2, and shall be further amended through the filing of a Certificate of Amendment immediately prior to the first closing under this Offering, a form of which is filed as Exhibit 2.3.

The following description summarizes important terms of our capital stock in accordance with the Second Amended and Restated Certificate of Incorporation, as amended. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Second Amended and Restated Certificate of Incorporation and the amendment thereto, and our Bylaws. For a complete description of our capital stock, you should refer to our Second Amended and Restated Certificate of Incorporation, and our Bylaws, and applicable provisions of the Delaware law.

Immediately prior to the first closing under this Offering, our authorized capital stock  will consist of (a) 38,438,889 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (b) 17,290,991 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”). 34,345,667 shares of Common Stock with the par value of $0.0001 per share are designated “Class A Common Stock”; 3,025,002 shares of Common Stock with the par value of $0.0001 per share are designated “Class B Common Stock”; and 1,068,220 shares of Common Stock with the par value of $0.0001 per share are designated “Class C Common Stock”. 3,061,653 shares of Preferred Stock with the par value of $0.0001 per share are designated “Series A Preferred Stock”; 6,847,022 shares of Preferred Stock with the par value of $0.0001 per share are designated “Series B Preferred Stock”; 6,628,221 shares of Preferred Stock with the par value of $0.0001 per share are designated “Series C-1 Preferred Stock”; and 754,095 shares of Preferred Stock with the par value of $0.0001 per share are designated “Series C-2 Preferred Stock.”.

Investors in this Offering will be expected to execute the Voting Agreement and Investors’ Right Agreement. All of the Company’s holders of Preferred Stock including investors in this Offering will be subject to the Voting Agreement and the Investors’ Rights Agreement as described below. Further those agreements will be binding on their transferees.

Certain shareholders are granted additional rights under the Investors’ Rights Agreement, including those deemed “Major Investors”, who are investors that, individually or together with their affiliates, hold at least 56,876 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) and “Key Holders”, who are holders of Common Stock that, individually or together with their affiliates, holds at least 100,000 shares of Common Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

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Preferred Stock

Voting Rights.

Each holder of the Company’s Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible. Holders of Preferred Stock will generally vote together with the holders of Common Stock as a single class, will have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and will be entitled to notice of any stockholder meeting. Notwithstanding the foregoing, the holders of the Series C-1 Preferred Stock have granted a proxy to the President of the Company and a designee of the Selling Investors (as defined in the Voting Agreement), which gives them the right to vote the shares of Preferred Stock on behalf of holders with respect to the election of persons as members of the Board of Directors, to vote to increase authorized shares, and to vote regarding any sale of the Company (as defined in the Voting Agreement), if and only if the holder (a) fails to vote; or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner inconsistent with the terms of the Voting Agreement.

Additionally, the holders of the Preferred Stock are entitled to certain protective provisions that require the Company to obtain the written consent or affirmative vote of a majority of the outstanding shares of Preferred Stock prior to consenting to, agreeing to or committing to certain corporate actions, comprised of the following:

(a)	alter the rights, powers or privileges of the Preferred Stock set forth in the Certificate or Bylaws, as then in effect, in a way that adversely affects the Preferred Stock;
(b)	increase or decrease the authorized number of shares of any class or series of capital stock;
(c)	authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, powers, or privileges set forth in the Second Amended and Restated Certificate of Incorporation of the Company, as then in effect, that are senior to or on a parity with any series of Preferred Stock;
(d)	redeem or repurchase any shares of Common Stock or Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement);
(e)	declare or pay any dividend or otherwise make a distribution to holders of Common Stock (other than dividends or distributions payable on the Common Stock solely in the form of additional shares of Common Stock);
(f)	increase or decrease the number of directors of the Company; or
(g)	liquidate, dissolve, or wind-up the business and affairs of the Company, effect certain mergers or consolidations or a deemed liquidation event, such as the sale of the Company; the sale, lease or transfer of substantially all of the Company’s assets.

Dividend Rights.

Series A Preferred Stock:

Dividends shall accrue at the annual rate of $.070328 per share of Series A Preferred Stock subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization (the “Accruing Dividends”). The Accruing Dividends shall accrue from day to day, whether or not declared, shall be cumulative and shall compound annually. The Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Company shall be under no obligation to pay such Accruing Dividends unless otherwise required under the Second Amended and Restated Certificate of Incorporation. If any dividend is paid on the outstanding Common Stock, the Series A Preferred Stock shall receive an amount at least equal to the greater of: (a) the amount of Accruing Dividends then accrued on each share of Series A Preferred Stock and not previously paid and (b) the dividend payable per share of Series A Preferred Stock calculated on a pari passu basis with the holders of Common Stock on an as converted to Common Stock basis.

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Series B Preferred Stock:

Subject to preferences that may be applicable to any other then-outstanding Preferred Stock, holders of Series B Preferred Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Series C-1 Preferred Stock:

Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Series C-1 Preferred Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds.

Series C-2 Preferred Stock:

Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Series C-2 Preferred Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds.

We have never declared or paid cash dividends on any of our Capital Stock and currently do not anticipate paying any cash dividends after this Offering or in the foreseeable future.

Conversion Rights.

Preferred Stock is convertible into Common Stock voluntarily and automatically. Each share of Preferred Stock is convertible at the option of the holder of the share at any time prior to the closing of a liquidation event. With written notice to the corporation, each share of Preferred Stock is currently convertible into such number of full paid and nonassessable shares of Class A Common Stock as is determined by dividing the Original Issue Price for the series of Preferred Stock by the Conversion Price (as defined in the Second Amended and Restated Certificate of Incorporation) for that series of Preferred Stock in effect at the time of conversion.

Additionally, each share of the Preferred Stock will automatically convert into Common Stock (i) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 (an “IPO”) or (ii) at the election of the majority of holders of the Preferred Stock voting as a single class on an as-converted basis. Preferred Stock converts into the same number of shares of Common Stock regardless of whether converted automatically or voluntarily.

Series C-1 Preferred Stock:

The initial conversion ratio of the Series C-1 Preferred Stock to Class A Common Stock is 1:1, subject to adjustment for stock splits, stock dividends, or other events as provided in the Second Amended and Restated Certificate of Incorporation.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or a deemed liquidation event such as the sale or merger of the company, all holders of Preferred Stock and will be entitled to a liquidation preference that is senior to holders of the Common Stock. Holders of Preferred Stock will receive an amount for each share equal to greater of (i) the original price paid (adjusted for any stock split, stock dividend, recapitalization, or otherwise, plus any declared but unpaid dividends), or (ii) the amount payable had all Preferred Stock been converted to Common Stock. If, upon such liquidation, dissolution or winding up, the assets and funds that are distributable to the holders of all Preferred Stock are insufficient to permit the payment to such holders of the full amount of their respective liquidation preference, then all of such assets and funds will be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amounts to which they would otherwise be entitled to receive.

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Drag-Along Rights

Investors in this Offering will execute a Voting Agreement that contains a “drag-along provision” related to the sale of the Company. Under the Voting Agreement holders of Preferred Stock (or who hold Common Stock into which the Preferred Stock converted) and holders of Common Stock who are signatories to the Voting Agreement agree that if (i) a majority of holders of our Common Stock converted or convertible from our Preferred Stock, (ii) the Board of Directors and (iii) and our majority of holders of our then outstanding Common Stock (excluding any Common Stock converted from Preferred Stock) (the “Requisite Parties”) approve certain transactions, then Requisite Parties will vote in favor of the transaction if such vote is solicited, refrain from exercising dissenters’ rights with respect to such sale of the Company and deliver any documentation or take other actions reasonably requested by the Company or the other holders in connection with the sale. The transactions subject to drag-along provision include a transaction or series of related transactions in which a person, or a group of related persons, acquires shares representing more than 50% of our outstanding voting power, or to a deemed liquidation event, such as the sale of the Company; the sale, lease or transfer of substantially all of the Company’s assets; or the dissolution or liquidation of the Company.

Information Rights

The Company also agrees in the Investors’ Rights Agreement to grant to certain information rights all investors: (1) annual unaudited financial statements for each fiscal year of the Company, including an unaudited balance sheet as of the end of such fiscal year, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices; and (2) semi annual unaudited financial statements, including an unaudited balance sheet as of the end of such period, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments. If the Company has audited records of any of the foregoing, it will provide those in lieu of the unaudited versions.

Right of First Offer

Under the Investors’ Rights Agreement, if Company proposes to offer or sell any new securities, the Company shall first offer such new securities to each Major Investor up to the pro rata amount such Major Investor up to the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other derivative securities then held by such Major Investor) bears to the total Common Stock of the company. This right terminates immediately before the consummation of an IPO, when the Company becomes a reporting company under the Exchange Act, and upon a deemed liquidation event.

Rights of First Refusal

Under the Investors’ Rights Agreement, if Key Holders, intend to transfer their securities they first grant a right of first refusal to buy those shares to the Company, and for any portion not purchased by the Company, the Company shall have a right a first refusal to purchase those shares.

Transfer Limitations

Under the Bylaws, any stockholder owning at least 56,876 shares of the capital stock, on a fully-diluted as converted to Class A Common Stock basis (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification) of the Company, is subject to transfer restrictions. Except if waived by the Board of Directors and certain permitted transfers, any such stockholder must give first give written notice to the Company if they intend to transfer the shares. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer. For 30 days following receipt of such notice, the Company has the option to purchase up to all the shares specified in the notice at the price and upon the terms set forth in such notice. If the shares are not transferred within a 60-day period following, the expiration or waiver of the option rights granted, the shareholder will need to resend the notice. Moreover, shares so sold by such stockholder may continue to be subject to this transfer limitation. This provision shall terminate on the earlier of (i) immediately before the consummation of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a deemed liquidation event, as such term is defined in the Restated Certificate, whichever event occurs first.

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Other Rights

In the event that the Company issues securities in its next equity financing which have rights, preferences or privileges that are more favorable than the terms of the Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, or Series C-2 Preferred Stock, such as preemptive rights or registration rights, the Company shall provide equivalent rights to the investor with respect to its shares of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, or Series C-2 Preferred Stock, as applicable (in each case with appropriate adjustment for economic terms or other contractual rights), subject to Investors execution of any documents, including, if applicable, investors’ rights, co-sale, voting and other agreements, executed by the investors purchasing securities in that offering.

Forum Selection Provision

Section 8 of our subscription agreement (which appears as an exhibit to the offering statement of which this Offering Circular forms a part) provides that either the Delaware Court of Chancery or the United States District Court for the District of Delaware are the exclusive forums for all actions or proceedings relating to the subscription agreement. However, this exclusive forum provision does not apply to actions arising under the federal securities laws.

Common Stock

The voting, dividend and liquidation rights of the holders of the Common Stock qualified by the rights, powers and privileges of the holders of the Preferred Stock.

Voting Rights.

The holders of the Class A, Class B and Class C Common Stock are entitled to one (1) vote for each share held of record on all matters submitted to a vote of the stockholders. All holders of Common Stock vote as a single class on any matter presented to the stockholders. Under the Bylaws, any corporate action to be taken by vote of stockholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Common Stockholders are entitled to elect four (4) directors. Directors are elected by a plurality of votes. Stockholders do not have cumulative voting rights.

Dividend Rights.

Subject to preferences that may be applicable to any then-outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds.

Liquidation Rights.

In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of Preferred Stock.

Information Rights

The Company also agrees in the Investors’ Rights Agreement to grant to certain information rights all investors: (1) annual unaudited financial statements for each fiscal year of the company, including an unaudited balance sheet as of the end of such fiscal year, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices; and (2) semi-annual unaudited financial statements, including an unaudited balance sheet as of the end of such period, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments. If the Company has audited records of any of the foregoing, it will provide those in lieu of the unaudited versions. The Company will provide the same information to all investors including those that invest in this Offering.

45

Transfer Limitations

Under the Bylaws, any stockholder owning at least 56,876 shares of the capital stock, on a fully-diluted as converted to Class A Common Stock basis (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification) of the company, is subject to transfer restrictions. Except if waived by the Board of Directors and certain permitted transfers, any such stockholder must give first give written notice to the Company if they intend to transfer the shares. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer. For thirty (30) days following receipt of such notice, the Company has the option to purchase up to all the shares specified in the notice at the price and upon the terms set forth in such notice. If the shares are not transferred within a sixty (60)-day period following, the expiration or waiver of the option rights granted, the shareholder will need to resend the notice. Moreover, shares so sold by such stockholder may continue to be subject to this transfer limitation. This provision shall terminate on the earlier of (i) immediately before the consummation of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a deemed liquidation event, as such term is defined in the Restated Certificate, whichever event occurs first.

Drag-Along Rights. Certain holders of Common Stock, who are signatories of the Investors’ Rights Agreement will be subject to drag-along rights. See “-- Preferred Stock – Drag Along Rights” above.

Conversion Rights

Holders of the Class B and Class C Common Stock shares are automatically converted into Class A Common Stock in accordance with the Company’s charter in the event of an IPO or a deemed liquidation event. The holders of Class B Common Stock and Class C Common Stock will have the number of shares they are entitled to in such an event reduced by multiplying the number of shares a particular class held by such investors by percentage derived from (i) subtracting a hurdle amount from the market capitalization amount and (ii) dividing that by the market capitalization amount. The hurdle amount of Class B Common Stock is $13,000,000, and the hurdle amount of Class C Common Stock is $16,090,928.00.

Other Rights.

Holders of Common Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock.

46

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six (6) months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than three hundred (300) shareholders of record and have filed at least one (1) Form 1-K.

At least every twelve (12) months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

47

FINANCIAL STATEMENTS

GIN & LUCK, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

JUNE 30, 2024 AND DECEMBER 31, 2023

(in US Dollars)

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(in US Dollars)

F-1

GIN & LUCK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2024 (UNAUDITED) AND DECEMBER 31, 2023

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$100,808	$39,035
Accounts receivable, net	1,720,550	1,373,430
Inventories, net	554,596	576,200
Prepaid expenses	471,389	340,860
Total current assets	2,847,343	2,329,525

Property and equipment, net	2,857,795	2,850,236
Intangible assets, net	351,142	355,336
Right of use asset	4,098,236	4,322,550
Deposits	376,420	360,619
Investments in joint ventures	1,501,576	1,501,576
TOTAL ASSETS	$12,032,512	$11,719,842

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,390,429	$913,672
Accrued expenses and other current liabilities	955,130	646,545
Current portion of long-term debt	1,122,917	1,004,100
Lease liability, current portion	669,943	722,569
Note payable, current	403,504	560,551
Total current liabilities	4,541,923	3,847,437

Long-term debt, net of current portion	449,785	421,214
Note payable, net of current portion	303,966	303,966
Convertible note payable	1,248,715	1,248,715
Lease liability, net of current portion	3,877,332	4,019,204
TOTAL LIABILITIES	10,421,721	9,840,536

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.0001 par value:
Series A preferred stock: 3,061,653 shares authorized, issued and outstanding as of both June 30, 2024 and December 31, 2023	306	306
Series B preferred stock: 6,598,484 shares authorized; 6,847,022 shares issued and outstanding as of June 30, 2024 and December 31, 2023	685	685
Series C-1 preferred stock: 5,523,517 shares authorized; 646,621 and 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023 respectively	65	–
Series C-2 preferred stock: 754,095 shares authorized; no shares issued and outstanding as of both June 30, 2024 and December 31, 2023	–	–
Common stock, $.0001 par value:
Class A common stock: 27,613,762 shares authorized, 9,999,999 issued and outstanding as of both June 30, 2024 and December 31, 2023	1,000	1,000
Class B common stock: 3,025,000 shares authorized, issued and outstanding as of both June 30, 2024 and December 31, 2023	303	303
Class C common stock: 1,068,220 shares authorized, issued and outstanding as of both June 30, 2024 and December 31, 2023	107	107
Additional paid-in capital	9,951,888	8,952,123
Accumulated deficit	(8,343,563)	(7,075,218)
TOTAL STOCKHOLDERS' EQUITY	1,610,791	1,879,306
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,032,512	$11,719,842

The accompanying notes are an integral part of these consolidated financial statements.

F-2

GIN & LUCK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

	Six Months Ended
	June 30,
	2024	2023
Net revenues	$6,681,060	$6,915,716
Cost of net revenues	1,458,487	1,541,304
Gross profit	5,222,573	5,374,412

Operating expenses:
Salaries, wages and benefits	3,615,923	3,405,521
Occupancy expenses	569,762	630,295
Operating expenses	2,372,533	2,010,404
Total operating expenses	6,558,218	6,046,220

Loss from operations	(1,335,645)	(671,808)

Other income (expense):
Interest expense	(55,466)	(2,983)
Other income (expense)	122,766	(323,729)
Total other income (expense)	67,300	(326,712)

Net loss before income taxes	(1,268,345)	(998,520)
Provision for income taxes	–	–
Net loss	$(1,268,345)	$(998,520)

Net income (loss) per common share - basic & diluted	$(0.09)	$(0.07)

Weighted average common shares outstanding - basic & diluted	14,093,219	14,093,219

The accompanying notes are an integral part of these consolidated financial statements.

F-3

GIN & LUCK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

	Preferred Stock								Common Stock						Additional		Total
	Series A		Series B		Series C-1		Series C-2		Class A		Class B		Class C		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2022	3,061,653	$306	6,847,022	$685	–	$–	–	$–	9,999,999	$1,000	3,025,000	$303	1,068,220	$107	$9,057,850	$(3,563,932)	$5,496,319
Equity issuance costs	–	–	–	–	–	–	–	–	–	–	–	–	–	–	(75,133)	–	(75,133)
Net income	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	(998,520)	(998,520)
Balances at June 30, 2023	3,061,653	$306	6,847,022	$685	–	$–	–	$–	9,999,999	$1,000	3,025,000	$303	1,068,220	$107	$8,982,717	$(4,562,452)	$4,422,666

Balances at December 31, 2023	3,061,653	$306	6,847,022	$685	–	$–	–	$–	9,999,999	$1,000	3,025,000	$303	1,068,220	$107	$8,952,123	$(7,075,218)	$1,879,306
Issued for cash, net of offering costs	–	–	–	–	646,621	65	–	–	–	–	–	–	–	–	999,765	–	999,830
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	(1,268,345)	(1,268,345)
Balances at June 30, 2024	3,061,653	$306	6,847,022	$685	646,621	$65	–	$–	9,999,999	$1,000	3,025,000	$303	1,068,220	$107	$9,951,888	$(8,343,563)	$1,610,791

The accompanying notes are an integral part of these consolidated financial statements.

F-4

GIN & LUCK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(1,268,345)	$(998,520)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	122,596	93,730
Amortisation of debt discount	33,091	–
Non-cash lease expense	36,979	40,643
Changes in operating assets and liabilities:
Accounts receivable	(347,120)	64,199
Inventory	21,604	(29,961)
Prepaid expenses and other current assets	(130,529)	(1,719,839)
Deposits	(15,801)	(18,968)
Accounts payable	476,757	527,354
Accrued expenses and other current liabilities	308,585	17,696
Deferred revenue	–	–
Lease liabilities	(7,163)	(2,387)
Net cash used in operating activities	(769,346)	(2,026,053)
Cash flows from investing activities:
Purchase of property & equipment & intangibles	(124,711)	(117,695)
Purchase of intangible assets	(1,250)	(6,316)
Investments in joint ventures	–	300,000
Net cash (used in) provided by investing activities	(125,961)	175,989
Cash flows from financing activities:
Proceeds from long-term debt	147,388	145,941
Proceeds from note payable	–	1,120,005
Repayment of note payable	(190,138)	–
Equity issuance costs	–	(75,133)
Proceeds from sale of preferred stock	999,830	–
Net cash provided by financing activities	957,080	1,190,813

Net change in cash and cash equivalents	61,773	(659,251)
Cash and cash equivalents at beginning of year	39,035	1,359,291
Cash and cash equivalents at end of year	$100,808	$700,040

The accompanying notes are an integral part of these consolidated financial statements.

F-5

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

1.	NATURE OF OPERATIONS

Gin & Luck, LLC was formed as a Delaware Limited Liability Company (LLC) on June 9, 2017. It is headquartered in Los Angeles, California, and as of June 30, 2024, operates four bar and restaurant locations through its wholly-owned subsidiaries: Death & Co. Denver, LLC, Death & Co. East Village, LLC, Death & Co. Los Angeles, LLC, and Gin & Luck Maine LLC. Its additional wholly-owned subsidiaries include Death & Co. Proprietors, LLC, which licenses “Death & Co.” branding and intellectual property, and Proprietors, LLC, which provides consulting, marketing and management services to its affiliates as well as to bars, restaurants and hotels worldwide; and G&L Hotel Holdings, LLC, which was formed to make investments in hotel properties.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Company’s ability to continue as a going concern within one year after the date that the combined financial statements are issued.

The Company had a working capital deficit of $1,694,580 and an accumulated deficit of $8,343,563 as of June 30, 2024.  The Company also had a net loss of $1,268,345 for the six month ended June 30, 2024. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing and generate future profitable operations to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has in the past, and is expected to in the future, arrange additional equity or debt financing and grow revenues that may assist in addressing these issues. No assurance can be given that management’s actions will result in additional financing or profitable operations or the resolution of its liquidity problems. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Gin & Luck, Inc. and Subsidiaries (the Company) is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

Basis of Presentation and consolidation

The accompanying consolidated financial statements are presented on an accrual basis in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). All significant intercompany transactions and balances have been eliminated in consolidation.

F-6

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

Cash

Cash consists of amounts on deposit at financial institutions with a maturity date of less than three months. At times, balances held by the financial institutions may exceed the Federal Deposit Insurance Corporation limit of $250,000. The Company has not experienced any losses related to cash balances, and does not believe significant credit risk exists with respect to cash at June 30, 2024 or December 31, 2023.

Restricted cash consists of funds raised on behalf of employees to assist with the effects of the COVID-19 pandemic.

Accounts Receivable

Accounts receivables are carried net of allowance for expected credit losses. The allowance for expected credit losses is increased by provision charged to expense and reduced by accounts charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential account losses based on management’s evaluation of the anticipated impact on the balance of current economic conditions, changes in character and size of the balance, past and expected future loss experience and other pertinent factors.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instrument – Credit Losses.”. This ASU, and the related ASUs issued subsequently by the FASB introduce a new model for recognizing credit loss on financial assets not accounted for at fair values through net income, including loans, debt securities, trade receivables, net investment in leases and available-for-sale debt securities. The new ASU broadens the information that an entity must consider in developing estimates of expected credit losses and requires an entity to estimate credit losses over the life of an exposure based on historical information, current information and reasonable supportable forecasts.

The Company adopted this ASU on January 1, 2023, using the modified retrospective approach. The adoption of this ASU did not have a material impact on financial statements as Company’s customers are direct consumers and pay at the time of purchase. As of June 30, 2024 and December 31, 2023, the Company determined an allowance for expected credit loss of $247 and $13,985, respectively.

Inventories

Inventories, consisting predominantly of food, liquor, and other beverages, are stated at the lower of cost (measured on the first-in, first-out basis) or net realizable value. The Company regularly evaluates its inventory and reserves for obsolete or slow-moving items. Based on management’s evaluation of inventory, no allowance for obsolete inventory has been recorded at June 30, 2024 or December 31, 2023.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Major improvements are capitalized while expenditures for maintenance, repairs and minor improvements are charged to expense. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the related assets, which is 5 years for furniture and fixtures, 7 years for machinery and equipment and 15 years for leasehold improvements.

F-7

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

Intangible Assets

Liquor Licenses

The costs of obtaining non-transferable liquor licenses that are directly issued by local government agencies for nominal fees are expensed as incurred. Annual liquor license renewal fees are expensed over the renewal term. The costs of purchasing transferable liquor licenses are capitalized as intangible assets and amortized over a period of fifteen years. Liquor licenses are reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable.

Non-Compete Agreement

The Company entered into a non-compete agreement in connection with its asset purchase agreement in April 2022 (see Note 4). The asset is amortized over the life of the agreement, which is 3 years.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset group to future undiscounted net cash flows expected to be generated by the asset group. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Management determined there was no occurrence of an event or circumstance that could trigger impairment for the six months ended June 30, 2024 or 2023.

Investments in Joint Ventures

The Company uses the equity method of accounting for its investments in joint ventures. Under the equity method, investments are carried at cost and increased or decreased by the Company’s pro-rata share of earnings or losses. The carrying cost of the investments is also increased or decreased to reflect additional contributions or distributions of capital. Any difference in the book equity and the Company’s pro-rata share of the net assets of the investment will be reported as gain or loss at the time of the liquidation of the investment. It is the Company’s policy to record losses in excess of the investment if the Company is committed to provide financial support to the investee.

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date. Warrants are recorded at fair value as expense over the requisite service period or at the date of issuance, if there is not a service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 10, Stockholders’ Deficit.

F-8

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

Revenue Recognition

In May 2014, FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). The amount of revenue to be recognized reflects the consideration to which the Company is entitled to receive in exchange for the goods or services delivered. To achieve this core principle, the Company applies the following five steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation. The Company adopted the guidance in ASU 2014-09 retrospectively beginning with the year ended December 31, 2019.

The Company’s revenues consist of sales at its bars, consulting and management fees, and merchandise sales. Revenues from bar and merchandise sales are recognized when payment is tendered at the point of sale and are presented net of complimentary discounts and sales taxes. Sales tax collected is included in other accrued expenses until the taxes are remitted to the appropriate taxing authorities.

Based on the guidance in ASU 2014-09, the Company has identified a single performance obligation in its consulting and management fee contracts and recognizes revenue from these contracts as the performance obligation is settled over time. Payments received in excess of fees owed for services are recorded as deferred revenue. Deferred revenue as of June 30, 2024 and December 31, 2023 was $0 and $0, respectively.

The Company recognizes a liability upon the sale of gift cards and recognizes revenue when these gift cards are redeemed. Based on historical redemption patterns, management can reasonably estimate the amount of gift cards for which redemption is remote, which is referred to as “breakage.” Breakage is recognized over a three-year period in proportion to historical redemption trends and is classified as revenues in the consolidated statements of operations. Breakage was considered to be immaterial for the six months ended June 30, 2024 and December 31, 2023. Incremental direct costs related to gift card sales, including commissions and credit card fees, are deferred and recognized in earnings in the same pattern as the related gift card revenue. There were no changes to our accounting for gift card revenue and related costs upon adoption of the new revenue recognition standard.

Advertising

Advertising is expensed as incurred. Advertising expense for the six months ended June 30, 2024 and 2023 was $35,280 and $31,049, respectively.

Pre-Opening Costs

The Company’s pre-opening costs are generally incurred beginning four to six months prior to a location opening and typically include restaurant employee wages and related expenses, general and administrative expenses, promotional costs associated with the location opening and rent, including any non-cash rent expense recognized during the construction period. Pre-opening costs are expensed as incurred.

F-9

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

•	Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

•	Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate fair value. The Company’s convertible note payable is a Level 3 instrument (see Note 10).

Offering Costs

Costs associated with the offering of the Company’s securities are recorded as a reduction of additional paid-in capital received.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

Stock Based Compensation

The Company accounts for stock-based compensation to both employee and non-employees in accordance with ASC 718, Compensation - Stock Compensation. Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.

F-10

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

Leases

The Company determines if an arrangement is a lease at inception by determining whether the agreement conveys the right to control the use of the identified asset for a period of time, whether the Company has the right to obtain substantially all of the economic benefits from use of the identified asset, and the right to direct the use of the asset. Lease liabilities are recognized at the commencement date based upon the present value of the remaining future minimum lease payments over the lease term using the rate implicit in the lease or the Company's incremental borrowing rate. The incremental borrowing rate is defined as the rate of interest the Company would have to pay to borrow on a collateralized basis over a similar term in an amount equal to the lease payments in a similar economic environment. The Company's lease terms include options to renew or terminate the lease when it is reasonably certain that it will exercise the option.

The lease right-of-use assets are initially measured at the carrying amount of the lease liability and adjusted for any prepaid or accrued lease payments, remaining balance of lease incentives received, unamortized initial direct costs, or impairment charges relating to the right-of-use-asset. Certain leases contain escalation clauses, which are factored into the right-of-use asset where appropriate. Lease expense for minimum lease payments is recognized on straight-line basis over the lease term.

Variable lease expenses include payments related to the usage of the leased asset (utilities, real estate taxes, insurance, and variable common area maintenance) and are expensed as incurred. The Company's lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (ROU) model that requires a lessee to record an ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. In April 2020, FASB delayed implementation of ASU 2014-09 until years beginning after December 15, 2021. The Company adopted ASC 842 on January 1, 2022 and recognized a Right-of-use asset and lease liability of $5,716,226.

Reclassifications

Certain prior year balances have been reclassified to conform to the current year presentation.

4.

ASSET PURCHASE AGREEMENT

On April 1, 2022, the Company’s subsidiary Death & Co. LLC entered into an asset purchase agreement with Columbia Room, LLC, a DC limited liability company. Columbia Room is a cocktail bar located in Washington, DC.

The Company evaluated the acquisition under ASC 805 and determined it was accounted for as an asset acquisition. The Company primarily entered into a non-compete agreement and acquired some existing property and equipment.

F-11

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

The following is a summary of the assets acquired and purchase consideration paid:

Non-compete agreement	$492,614
Property and equipment, net	132,386
Total assets acquired	$625,000

Cash	$300,000
Promissory note - payable monthly over 3 years	325,000
Purchase price consideration	$625,000

The non-compete agreement will be amortized over three years.

5.	PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2024 and December 31, 2023 consists of the following:

	June 30,	December 31,
	2024	2023
Leasehold improvements	$2,923,389	$2,802,262
Machinery and equipment	77,216	77,216
Furniture and fixtures	743,054	739,470
	3,743,659	3,618,948
Less: Accumulated depreciation	(885,864)	(768,712)
	$2,857,795	$2,850,236

Depreciation expense totaled $117,695 and $88,286 for the six months ended June 30, 2024 and 2023, respectively.

6.	INTANGIBLE ASSETS

Intangible assets at June 30, 2024 and December 31, 2023 consists of the following:

	June 30,	December 31,
	2024	2023
Liquor (Beverage) License	$175,902	$175,902
Non Compete Agreement	212,098	212,098
Trademarks	1,250	–
	389,250	388,000
Less: Accumulated amortization	(38,108)	(32,664)
	$351,142	$355,336

Amortization expense totaled $5,444 and $5,444 for the six months ended June 30, 2024 and 2023, respectively.

F-12

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

7.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	June 30,	December 31,
	2024	2023
Accrued Expenses	$101,895	$74,047
Accrued Interest	6,725	6,725
Accrued Payroll	258,992	78,421
Gift Certificates Outstanding	32,597	33,827
InKind House Account Liability	323,875	237,798
Sales Tax Payable	66,942	102,971
Tips Payable	164,104	112,756
	$955,130	$646,545

8.	INVESTMENTS IN JOINT VENTURES

During 2021, the Company, through its subsidiary G&L Hotel Holdings, LLC, acquired a 50% interest in two joint ventures formed as limited liability companies to operate hospitality businesses. The other 50% interest in each limited liability company is held by the owner of a hotel in which the Company operates. As of December 31, 2023, the Company invested $1,525,389 in M/A Capital Ventures, LLC and $15,915 in Midnight Auteur, LLC.

Gin & Luck Hotel Holdings

On March 17, 2022, G&L Hotel Holding’s JV – M/A Capital Ventures – Savannah, LLC,  purchased a vacant office building, along with a 100% construction document set of plans to convert the office building into a 44-room boutique hotel located at 132 E Broughton St, Savannah, GA 31401 (“132 E. Broughton St.”) for consideration of $6,250,000.

As of December 31, 2023, M/A Capital Ventures – Savannah, LLC is the owner/deed holder of the real estate at 132 E Broughton St. M/A Capital Ventures, LLC is the Sole Member of M/ Capital Ventures – Savannah. M/A Capital Ventures, LLC has two owners – Ramble DM Co and G&L Hotel Holdings:

o	Ramble DM Co Partner Equity Contributions: $1,782,450

o	G&L Hotel Holdings Partner Equity Contributions: $1,509,000

Equity Contributions in 2022 funded the down payment on the real estate asset, in additional to miscellaneous building overhead costs, as well as costs tied the architecture and interiors plans for the renovation. In addition, a loan for $4,516,000 was procured to assist in the acquisition of 132 E Broughton St.

F-13

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

The following is a summary of financial data for investments in JV accounted for under the equity method of accounting:

December 31,
2023

Cash	$1,972,180
Other current assets	2,305,604
Total assets	$4,277,784

9.	LOANS PAYABLE

Note Payable

In December 2021, the Company’s subsidiary, G&L Maine, LLC, received a loan in the amount of $50,000 related to a purchase of operating assets (Note 4). The note matures in December 2026 and bears interest at a rate of 4.5% per annum. The note is payable in monthly installments of $934 commencing on January 3, 2022. The note is guaranteed by Gin & Luck, Inc.

Paycheck Protection Program Loans

In March and May 2021, the Company was granted Paycheck Protection Program (PPP) loans from J.P. Morgan Chase in the aggregate amount of $1,378,433, pursuant to the Consolidated Appropriations Act of 2021, which was enacted on December 27, 2020. The loans bear interest at a rate of 0.98% per annum, payable monthly commencing on April 1, 2022. The loans may be repaid at any time prior to maturity with no prepayment penalties. Under the terms of the PPP, part or all of the loans may be forgiven if the proceeds were used for qualifying expenses as described in the CARES Act, which include payroll costs, costs to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations incurred before February 15, 2020. Qualifying expenses paid with loan proceeds as of December 31, 2021 totaled $1,290,019. Loan proceeds not used for qualified expenses totaled $88,414.

In 2022, the PPP loans were fully forgiven, and the Company recorded a gain on the forgiveness for $1,378,433.

Economic Injury Disaster Loans

During August and September 2020, the Company was granted loans from the U.S. Small Business Administration (SBA) in the aggregate amount of $317,300 pursuant to the Economic Injury Disaster Loans (EIDL) Program of the CARES Act. The loans mature 30 years after inception and bear interest at a rate of 3.75% per annum, payable monthly commencing twelve months after inception. During 2021, the SBA deferred monthly repayments until 30 months from the loan’s inception. Interest will continue to accrue during the deferment. The loans may be repaid at any time prior to maturity with no prepayment penalties.

Columbia Room

In connection with the asset purchase agreement in April 2022 (see Note 4), the Company issued a promissory note for $325,000. The note bears interest at 4.5% per annum and requires monthly repayments of principal and interest of $9,885. The matures in 3 years.

F-14

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

American Express

In May 2023, the Company secured a loan from American Express with a 12-month term, providing $115,000 in funding. The loan bears interest at 9% per annum and requires monthly repayments of principal and interest of $10,733 up to November 2023, and then $10,158 until May 2024.

In December 2023, the Company secured a loan from American Express with a 12-month term, providing $57,000 in funding. The loan bears interest at 9% per annum and requires monthly repayments of principal and interest of $5,320 up to June 2024, and then $5,035 until December 2024.

Alt Banq

In September 2023, the Company secured a loan from Alt Banq with a 15-month term, providing $800,000 in funding. The total amount to be repaid, including principal and interest, is $1,040,000, which will be repaid through 64 weekly payments of $16,250. Additionally, there was a 2% fee amounting to $16,000.

David Kaplan

In 2024, the Company entered into a loan agreement amounting to $750,000 for terms similar to its existing loans. The loan proceeds are to be utilized for capital raise efforts, working capital management and other opportunities and needs that might arise.

The following is a schedule of future principal payments due on the Company’s long-term debt:

June 30, 2024
Year Ending December 31,	Amount
2024	1,151,488
2025	92,701
2026	7,441
2027	7,725
2028	8,020
Thereafter	305,327
1,572,702

10.	NOTE PAYABLE

Note Payable-David Kaplan:

In June 2023, the Company entered into a promissory note with David Kaplan and Jenna Gerbino for aggregate proceeds of $120,000. The note matures on April 30, 2024 and interest shall accrue at a rate of 8% per annum until October 31, 2023. After October 31, 2023, the interest shall increase to accrue at a rate of 12% for rest of the term of this note.

F-15

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

Note Payable-William Spurgeon:

In July 2023, the Company entered into a promissory note with William Spurgeon for aggregate proceeds of $300,000. Interest shall accrue at an annual rate of nine percent (9%), compounding annually. Principal and all accrued interest shall become due and payable in one lump sum at the earlier of (i) three (3) calendar years from the Date of Issuance as written above or (ii) at the occurrence of the Next Financing Round. “Next Financing Round” means next transaction, of either debt or equity, for the principal purpose of raising capital that results total proceeds to the Company of at least $2,000,000.

Note Payable-Premiere Ventures LLC:

In December 2023, the Company entered into a promissory note with Premiere Ventures LLC for aggregate proceeds of $500,000. Interest shall accrue at an annual rate of 12%. The annual interest rate for this note is computed on a 360 day basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, then multiplied by the actual number of days the principal balance is outstanding. Equal payments of principal and interest shall be due and payable beginning March 18, 2024 and continuing on the 18th day of each month thereafter until December 18, 2024. Borrower shall pay Lender a fee in the amount of $5,000 on the date of issuance.

In connection with the note, the Company granted an aggregate of 100,000 warrants to the lender with an exercise price of $0.01 per share. The fair value of the warrants was $61,782, which was recognized as a debt discount and will be amortized to interest expense over the life of the notes.

The fair value of the warrants was determined using the Black-Scholes option pricing model with the following inputs: stock price of $0.71 per share, estimated life of 5 years, annualized volatility of 134% and risk-free rate of 3.94%.

As of June 30, 2024, note payable, net of unamortized discount of $28,691 was $283,504 for this note.

Convertible Note Payable:

On April 5, 2023, the Company received $1,000,000 on issuing a convertible promissory note to Premiere Ventures LLC. The Company promises to pay to the undersigned holder the principal amount with interest accruing on the outstanding principal amount at a rate equal to the Secured Overnight Financing Rate (SOFR) plus 5% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed, and shall be paid to Holder yearly, beginning on December 31, 2023. All unpaid interest and principal shall be due and payable upon request of the Majority Holders on or after December 31, 2025 (the "Maturity Date").

If the Company completes a Qualified Financing, the outstanding principal and any unpaid accrued interest shall automatically convert at a conversion price equal to the lesser of (i) 85% of the price per share for equity securities issued in the Qualified Financing and (ii) the quotient of dividing $41,500,000 by the Company’s capitalization.

The Company used a probability weighted scenario utilizing the terms above, including the likelihood of a conversion at an underlying discount, in order to determine the fair value of the convertible note. As such, the Company calculated a $176,000 loss pertaining to the change in fair value, which is included in other income (expenses) in the consolidated statements of operations.

F-16

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

At June 30, 2024, convertible note payable consisted of the following:

Principal outstanding	$1,000,000
Accrued interest	72,715
Change in fair value	176,000
Convertible note payable	$1,248,715

11.	STOCKHOLDERS’ EQUITY

Authorized and outstanding stock at June 30, 2024 consist of the following:

	Authorized	Outstanding
Series A preferred	3,061,653	3,061,653
Series B preferred	6,847,022	6,847,022
Series C-1 preferred	5,523,517	646,621
Series C-2 preferred	754,095	–
Common Class A	33,906,778	9,999,999
Common Class B	3,025,002	3,025,002
Common Class C	1,068,220	1,068,220
	54,186,287	24,648,517

Voting Agreement and Investors’ Rights Agreement

As of June 30, 2024 and December 31, 2023, the Company’s stockholders are governed by a Voting Agreement and an Investors’ Rights Agreement. Prior to conversion to a corporation, the LLC’s unit holders were governed by the LLC agreement which contained provisions similar to the current agreements. Key provisions of the Voting Agreement and Investors’ Rights Agreement are as follows:

Board of Directors

The Company is managed by a Board of Directors (the Board) consisting of six individuals. The Company’s Chief Executive Officer is designated as a board member. Three and two board members are elected by the holders of the Company’s common and preferred stock, respectively.

Conversion Rights

Preferred shares are convertible into common shares at the option of the stockholder at any time prior to the closing of a liquidation event. As of December 31, 2023, each share of preferred stock is convertible into one share of common stock. The conversion rate is subject to adjustment for stock splits, stock dividends, or other events.

In addition, each share of preferred stock will automatically convert into common stock immediately prior to the closing of a firm commitment underwritten public offering, or at the election of the majority of holders of the preferred shares voting as a single class on an as-converted basis. Preferred shares convert into the same number of shares of common stock regardless of whether converted voluntarily or automatically.

F-17

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

Liquidation Rights

In the event of a liquidation, deemed liquidation or dissolution of the Company, all holders of preferred shares will be entitled to a liquidation preference that is senior to holders of the common shares, and which will be calculated as the greater of the original price paid plus any declared but unpaid dividends, or the amount payable had all preferred shares been converted to common shares. Holders of common shares will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of any liquidation preference granted to the holders of preferred shares.

Approved sale

In the event of an offer from a third party to purchase not less than 50% of the outstanding voting power of the Company, such an offer would have to be approved by the Board and a majority interest of the common and preferred stockholders, each voting as separate classes.

“Drag-along” rights

In the event of an approved sale or a deemed liquidation event, all stockholders would be required to sell a proportionate number of their shares on the same terms and conditions applicable to all other units subject to purchase.

Right of First Offer

If the Company proposes to offer or sell any new securities, the company must first offer such new securities to certain stockholders designated as major investors.

Rights of First Refusal

The Company has the right of first refusal to buy any shares offered by certain stockholders designated as key stockholders. For any portion not purchased by the Company, the stockholders designated as major investors shall have a right a first refusal to purchase those shares.

Warrants

The following is a summary of warrants for the six months ended June 30, 2024:

		Weighted-	Weighted- Average
		Average	Remaining
	Warrants	Exercise Price	Contractual Life (Years)
Outstanding at December 31, 2023	100,000	$0.01	5.00
Granted	–	–	–
Forfeited	–	–	–
Outstanding at June 30, 2024	100,000	$0.01	4.50

Vested and expected to vest at June 30, 2024	100,000	$0.01	4.50
Exercisable at June 30, 2024	100,000	$0.01	4.50

F-18

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

In connection with the Premiere Ventures LLC notes (see Note 10), the Company issued 100,000 warrants to purchase Class A common stock. The warrants have an exercise price of $0.01 per share, are immediately exercisable and have a term of 5 years. The fair value of the warrants was $61,782, which was recognized as a debt discount and will be amortized to interest expense over the life of the notes.

The fair value of the warrant was valued using the Black-Scholes pricing model using the range of inputs as indicated below:

	June 30,	December 31,
	2024	2023
Risk-free interest rate	n/a	3.94%
Expected term (in years)	n/a	5.00
Expected volatility	n/a	134%
Expected dividend yield	n/a	0.00%

As of June 30, 2024, all outstanding warrants were fully vested and there was no remaining unrecorded compensation expense.

Stock-based compensation

The Board is authorized to grant profits interest shares to individuals in exchange for services performed or to be performed for the Company. The total number of shares available for issuance under the plan is 4,788,202. Such shares are intended to be profits interests, as defined by the Internal Revenue Code, and are subject to terms and conditions set forth in each share grant agreement. The grants are subject to a vesting schedule as specified in each grant agreement.

The fair value of each grant is estimated by the Company based on the price of LLC membership units purchased for cash in 2018, discounted by 50% to address illiquidity and a significant profit hurdle. No shares were granted during the six months ended June 30, 2024. Stock-based compensation expense included in salaries, wages and benefits was $0 and $0 for the six months ended June 30, 2024 and 2023, respectively.

Unrecognized compensation related to unvested stock awards as of June 30, 2024 is $0.

Each profits interest grant includes a profits interest hurdle for such shares on the basis of the liquidation value of the profits interest shares immediately prior to the issuance of such profits interest shares.

12.	RELATED PARTY TRANSACTIONS

As of June 30, 2024 and December 31, 2023, accounts payable includes total of $97,059 and $56,100 due to The Ramble Hotel in which the Death & Co Denver company operates.

Note Payable-David Kaplan:

In June 2023, the Company entered into a promissory note with David Kaplan & Jenna Gerbino for aggregate proceeds of $120,000. The note matures in April 30, 2024 and interest shall accrue at a rate of 8% per annum until October 31, 2023. After October 31, 2023, the interest shall increase to accrue at a rate of 12% for rest of the term of this mote. See Note 6.

F-19

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

13.	SEGMENT INFORMATION

The Company’s operating segments consist of its bar and restaurant operations (Death & Co. Denver, LLC, Death & Co. East Village, LLC, and Death & Co. LA, LLC), consulting and management services (Proprietors, LLC), and merchandise sales. The operations of Gin & Luck Hotel Holdings have consisted of investments in joint ventures. Death & Co. Proprietors, LLC has no revenue, expenses, assets or liabilities as of June 30, 2024 or December 31, 2023.

Segment information is presented below:

	2024	2023
Revenues:
Bar and restaurant operations	$6,552,632	$6,433,854
Merchandise sales	11,814	384,431
Consulting and management services	116,614	97,431
	$6,681,060	$6,915,716

Income (loss) from operations:
Bar and restaurant operations	$(1,191,325)	$(890,800)
Merchandise sales	(237,998)	128,747
Consulting and management services	93,678	90,245
	$(1,335,645)	$(671,808)

Total Assets
Bar and restaurant operations	$11,776,491	$10,868,054
Investment	–	65,463
Merchandise sales	243,763	257,691
Consulting and management services	12,258	528,634
	$12,032,512	$11,719,842

14.	EARNINGS PER SHARE

Earnings per share is computed by dividing net income (loss) available to common shareholders by the number of shares of common stock outstanding as of the end of the reporting period. As of June 30, 2024, there are no differences between basic and diluted earnings per share.

F-20

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

The following table sets forth the calculation of basic and diluted earnings per share as of June 30, 2024 and 2023:

	Six Months Ended
	June 30,
	2024	2023
Numerator:
Net loss	$(1,268,345)	$(998,520)
Denominator:
Weighted average common shares outstanding - basic & diluted	14,093,219	14,093,219
Net loss per share - basic & diluted	$(0.09)	$(0.07)

	Shares	Exchange Ratio	Six Months Ended
			June 30,
			2024	2023
Series A convertible preferred stock	3,061,653	1	3,061,653	3,061,653
Series B convertible preferred stock	6,847,022	1	6,847,022	6,847,022
Series C convertible preferred stock	646,621	1	646,621	–
Total potentially dilutive shares			10,555,296	9,908,675

15.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company is obligated under non-cancelable operating lease agreements for bar locations. The Company is also obligated under a number of non-cancelable operating lease agreements for equipment, which are not significant to the financial statements taken as a whole.

Gin & Luck, Inc.

The Company was obligated under a non-cancelable lease agreement for office space in Los Angeles, California. The lease required minimum monthly payments of $3,928. The lease expired in September 2020 and was not renewed.

Death & Co. Denver, LLC

The Company is obligated under a non-cancelable lease agreement for commercial space in Denver, Colorado. The lease requires minimum monthly payments of $10,319 and $10,628 for the period from January 1, 2022, to April 30, 2022, and from May 1, 2022, to April 4, 2023, respectively. The minimum monthly rent increases annually up to $13,518 as of May 1, 2027. The lease expires in April 2028 and includes two options to renew for terms of five years each.

F-21

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

The Company has an agreement with the hotel in which it operates, under which the hotel subsidizes certain labor expenses related to morning kitchen service staff. The hotel also oversees event scheduling for which the company provides food, beverages and labor.

As a result of the COVID-19 pandemic, all monthly rentals were waived from December 2020 to February 2021. The minimum monthly rental was deferred from March 2021 to June 2021, and 50% of the minimum base monthly rental was deferred from July 2021 to December 2021. Rental payments equal to 5% of sales, exclusive of special event sales, remain due from March 2021 through December 2021. Total deferred rent of $135,189 will be paid over the final 60 months of the lease term, commencing in May 2023.

Death & Co. East Village, LLC

The Company is obligated under a non-cancelable lease agreement for commercial space in New York. The lease requires minimum monthly payments of $6,750 and $7,080 for the period from January 1, 2022, to September 30, 2022, and from October 1, 2022, to September 30, 2023, respectively.

The minimum monthly rent increases annually up to $8,600 as of October 1, 2026. The lease expires in September 2027. This lease was renewed in August 2022 (Note 11).

As a result of the COVID-19 pandemic, monthly rentals have been reduced based on operating capacity as permitted by local health authorities. Starting in November 2020, this location was permitted to operate at 25% capacity and paid 25% of its monthly rental. By July 2021, the location was operating at 100% capacity and paid 100% of its monthly rental.

The lease for Death & Co. East Village, LLC was renewed in August 2022 for an additional term of five years, terminating in September 2027. The minimum monthly rent for the extension term starts at $7,080 and increases annually up to $8,600 by the final year.

Death & Co. LA, LLC

The Company is obligated under a non-cancelable lease agreement for commercial space in Los Angeles, California. The lease requires minimum monthly payments of $10,325. The minimum monthly rent increases annually up to $14,721 as of June 1, 2033. The lease expires in May 2034 and includes two options to renew for terms of five years each.

Gin & Luck Maine, LLC

The Company is obligated under a non-cancelable lease agreement for commercial space in Portland, Maine. The lease requires minimum monthly payments of $3,800. The minimum monthly rent increases annually up to $4,156 as of December 3, 2030. The lease expires in December 2031 and includes two options to renew for terms of five years each.

In September 2023, the Company closed its Gin & Luck Maine LLC location. The lease was assigned in November 2023 and the sale was finalized in February 2024.

F-22

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

Death & Co. DC, LLC

The Company is obligated under a non-cancelable lease agreement for commercial space in Washington, D.C. The lease requires minimum monthly payments of $10,156. The minimum monthly rent increases annually up to $18,758 as of July 1, 2031. The lease expires in June 2032 and includes options to renew one additional terms of five years.

A new lease was signed for Death & Co DC on March 16, 2022 at 124 Blagden Alley NW, Washington, DC 20001 with a security deposit paid of $50,778.30. The current lease rate is $11,198.58 and increases annually up to $18,758.48 in 2032.

Supplemental cash flow information related to leases are as follows:

	Six Months Ended
	June 30,
	2024	2023
Cash payments on lease liabilities	237,930	$254,972

Supplemental balance sheet information related to leases are as follows:

	June 30,	December 31,
	2024	2023
Operating leases
Assets
Right of use asset	$4,098,236	$4,322,550

Liabilities
Current portion of right of use liability	$669,943	$722,569
Right of use liability	3,877,332	4,019,204
Total operating lease liabilities	$4,547,275	$4,741,773

Weighted average remaining lease term (years)	8.23	8.72
Weighted average discount rate	1.46%	1.46%

F-23

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

As of June 30, 2024, after lease modifications due to the COVID-19 pandemic, future minimum lease payments under the Company’s non-cancelable operating leases are estimated to be as follows:

Operating
Year Ended December 31,	Leases
2024	$669,943
2025	492,092
2026	512,630
2027	539,939
Thereafter	2,797,824
Total lease payments	5,012,427
Less imputed interest	(465,152)
Total lease obligations	4,547,275
Less current lease obligations	(669,943)
Long-term lease obligations	$3,877,332

Legal Matters

The Company is a party to various claims, complaints, and other legal actions that have arisen from time to time in the ordinary course of business. The Company believes that the outcome of such pending legal proceedings will not have a material adverse effect on the Company’s consolidated financial condition, results of operations, or cash flows.

16.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events that have occurred through November 13, 2024, the date on which the consolidated financial statements were available to be issued.

F-24

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Gin & Luck, Inc.

Scotts Valley, California

Opinion

We have audited the financial statements of Gin & Luck, Inc., which comprise the consolidated balance sheets as of December 31, 2023 and December 31, 2022, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the consolidated financial position of Gin & Luck Inc, as of December 31, 2023 and December 31, 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced net losses and negative cash flows from operations for the years ended December 31, 2023 and 2022, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission, and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Gin & Luck, Inc.’s ability to continue as a going concern for period of twelve months from the date of the issuance of these financial statements.

F-25

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Gin & Luck, Inc.’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Gin & Luck, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

June 13, 2024

Los Angeles, California

F-26

GIN & LUCK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2023 AND 2022

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$39,035	$1,359,291
Accounts receivable, net	1,373,430	1,395,060
Inventories, net	576,200	541,952
Prepaid expenses	340,860	149,412
Total current assets	2,329,525	3,445,715

Property and equipment, net	2,850,236	2,201,686
Intangible assets, net	355,336	522,367
Right of use asset	4,322,550	5,265,646
Deposits	360,619	333,655
Investments in joint ventures	1,501,576	1,201,576
TOTAL ASSETS	$11,719,842	$12,970,645

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$913,672	$477,810
Accrued expenses and other current liabilities	646,545	621,313
Current portion of long-term debt	1,004,100	270,812
Lease liability, current portion	722,569	767,370
Note payable, current	560,551	–
Total current liabilities	3,847,437	2,137,305

Long-term debt, net of current portion	421,214	529,447
Note payable, net of current portion	303,966	–
Convertible note payable	1,248,715	–
Lease liability, net of current portion	4,019,204	4,807,574
TOTAL LIABILITIES	9,840,536	7,474,326

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.0001 par value:
Series A preferred stock: 3,061,653 shares authorized, issued and outstanding as of both December 31,2023 and 2022	306	306
Series B preferred stock: 6,598,484 shares authorized; 6,847,022 and 2,752,789 shares issued and outstanding as of December 31, 2023 and 2022, respectively	685	685
Common stock, $.0001 par value:
Class A common stock: 27,613,762 shares authorized, 9,999,999 issued and outstanding as of both December 31,2023 and 2022	1,000	1,000
Class B common stock: 3,025,000 shares authorized, issued and outstanding as of both December 31,2023 and 2022	303	303
Class C common stock: 1,068,220 shares authorized, issued and outstanding as of both December 31,2023 and 2022	107	107
Additional paid-in capital	8,952,123	9,057,850
Accumulated deficit	(7,075,218)	(3,563,932)
TOTAL STOCKHOLDERS' EQUITY	1,879,306	5,496,319
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,719,842	$12,970,645

The accompanying notes are an integral part of these consolidated financial statements.

F-27

GIN & LUCK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	December 31,
	2023	2022
Net revenues	$14,511,172	$12,594,076
Cost of net revenues	3,331,160	2,552,348
Gross profit	11,180,012	10,041,728

Operating expenses:
Salaries, wages and benefits	7,559,177	6,358,689
Occupancy expenses	1,702,755	994,945
Operating expenses	4,604,459	3,800,990
Total operating expenses	13,866,391	11,154,624
Loss from operations	(2,686,379)	(1,112,896)

Other income (expense):
Loan forgiveness income/ (loss)	(2,002)	1,378,433
Interest expense	(172,307)	(120,999)
Loss from investments in joint ventures	–	(19,864)
Loss on asset disposal	(427,807)	–
Change in fair value of convertible notes	(176,000)	–
Other income (expense)	(46,791)	1,661,067
Total other income (expense)	(824,907)	2,898,637
Net income (loss) before income taxes	(3,511,286)	1,785,741
Provision for income taxes	–	–
Net income (loss)	$(3,511,286)	$1,785,741

Net income (loss) per common share - basic	$(0.25)	$0.13
Net income (loss) per common share - diluted	$(0.25)	$0.07

Weighted average common shares outstanding - basic	14,093,219	14,093,219
Weighted average common shares outstanding - diluted	14,093,219	24,001,894

The accompanying notes are an integral part of these consolidated financial statements.

F-28

GIN & LUCK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Preferred Stock				Common Stock						Additional		Total
	Series A		Series B		Class A		Class B		Class C		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2021	3,061,653	$306	2,752,789	$275	9,999,999	$1,000	3,025,000	$303	1,068,220	$107	$6,135,196	$(5,349,673)	$787,514
Issued for cash, net of offering costs	–	–	4,094,233	410	–	–	–	–	–	–	2,922,654	–	2,923,064
Net income	–	–	–	–	–	–	–	–	–	–	–	1,785,741	1,785,741
Balances at December 31, 2022	3,061,653	$306	6,847,022	$685	9,999,999	$1,000	3,025,000	$303	1,068,220	$107	$9,057,850	$(3,563,932)	$5,496,319
Equity issuance costs	–	–	–	–	–	–	–	–	–	–	(167,509)	–	(167,509)
Warrants issued with promissory notes	–	–	–	–	–	–	–	–	–	–	61,782	–	61,782
Net loss	–	–	–	–	–	–	–	–	–	–	–	(3,511,286)	(3,511,286)
Balances at December 31, 2023	3,061,653	$306	6,847,022	$685	9,999,999	$1,000	3,025,000	$303	1,068,220	$107	$8,952,123	$(7,075,218)	$1,879,306

The accompanying notes are an integral part of these consolidated financial statements.

F-29

GIN & LUCK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(3,511,286)	$1,785,741
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Allowance for expected credit loss	–	12,332
Depreciation and amortization	534,503	593,739
Non-cash lease expense	120,671	55,842
Change in fair value of convertible notes	176,000	–
Loan forgiveness income/(loss)	2,002	(1,363,275)
Loss from investments in joint ventures	–	19,864
Loss on asset disposal	427,807	–
Changes in operating assets and liabilities:
Accounts receivable	21,630	(1,134,735)
Inventory	(34,248)	(277,574)
Prepaid expenses and other current assets	(191,448)	(77,696)
Deposits	(26,964)	(256,485)
Accounts payable	435,862	(412,156)
Accrued expenses and other current liabilities	25,232	75,176
Deferred revenue	–	(37,750)
Lease liabilities	(10,746)	(18,453)
Net cash used in operating activities	(2,030,985)	(1,035,431)
Cash flows from investing activities:
Purchase of property & equipment & intangibles	(1,400,092)	(656,446)
Purchase of intangible assets	(43,737)	(200,907)
Asset purchase agreement	–	(300,000)
Investments in joint ventures	(300,000)	(1,100,389)
Net cash used in investing activities	(1,743,829)	(2,257,742)
Cash flows from financing activities:
Proceeds from long-term debt	623,053	–
Proceeds from note payable	926,299	–
Proceeds from convertible note payable	1,072,715	–
Equity issuance costs	(167,509)
Principal payments on long-term debt	–	(83,882)
Repayment of loan payable, stockholder	–	(100,000)
Proceeds from sale of common stock	–	2,923,064
Net cash provided by financing activities	2,454,558	2,739,182

Net change in cash and cash equivalents	(1,320,256)	(553,991)
Cash and cash equivalents at beginning of year	1,359,291	1,913,282
Cash and cash equivalents at end of year	$39,035	$1,359,291

Supplemental disclosure of cash flow information:
Cash paid for interest	$179,823	$79,656

Supplemental disclosure of non-cash investing and financing activities:
Warrants issued with promissory notes	$61,782	$–
Right-of-use asset recognized in exchange for lease liability	$–	$5,716,227

The accompanying notes are an integral part of these consolidated financial statements.

F-30

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

1.	NATURE OF OPERATIONS

Gin & Luck, LLC was formed as a Delaware Limited Liability Company (LLC) on June 9, 2017. It is headquartered in Los Angeles, California, and as of December 31, 2023, operates four bar and restaurant locations through its wholly-owned subsidiaries: Death & Co. Denver, LLC, Death & Co. East Village, LLC, Death & Co. Los Angeles, LLC, and Gin & Luck Maine LLC. Its additional wholly-owned subsidiaries include Death & Co. Proprietors, LLC, which licenses “Death & Co.” branding and intellectual property, and Proprietors, LLC, which provides consulting, marketing and management services to its affiliates as well as to bars, restaurants and hotels worldwide; and G&L Hotel Holdings, LLC, which was formed to make investments in hotel properties.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Company’s ability to continue as a going concern within one year after the date that the combined financial statements are issued.

The Company had a working capital deficit of $1,517,912 and an accumulated deficit of $7,075,218 as of December 31, 2023.  The Company also had a net loss of $3,511,286 for the year ended December 31, 2023. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing and generate future profitable operations to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has in the past, and is expected to in the future, arrange additional equity or debt financing and grow revenues that may assist in addressing these issues. No assurance can be given that management’s actions will result in additional financing or profitable operations or the resolution of its liquidity problems. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Gin & Luck, Inc. and Subsidiaries (the Company) is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

Basis of Presentation and consolidation

The accompanying consolidated financial statements are presented on an accrual basis in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). All significant intercompany transactions and balances have been eliminated in consolidation.

Cash

Cash consists of amounts on deposit at financial institutions with a maturity date of less than three months. At times, balances held by the financial institutions may exceed the Federal Deposit Insurance Corporation limit of $250,000. The Company has not experienced any losses related to cash balances, and does not believe significant credit risk exists with respect to cash at December 31, 2023 or 2022.

Restricted cash consists of funds raised on behalf of employees to assist with the effects of the COVID-19 pandemic.

F-31

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Accounts Receivable

Accounts receivables are carried net of allowance for expected credit losses. The allowance for expected credit losses is increased by provision charged to expense and reduced by accounts charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential account losses based on management’s evaluation of the anticipated impact on the balance of current economic conditions, changes in character and size of the balance, past and expected future loss experience and other pertinent factors.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instrument – Credit Losses.”. This ASU, and the related ASUs issued subsequently by the FASB introduce a new model for recognizing credit loss on financial assets not accounted for at fair values through net income, including loans, debt securities, trade receivables, net investment in leases and available-for-sale debt securities. The new ASU broadens the information that an entity must consider in developing estimates of expected credit losses and requires an entity to estimate credit losses over the life of an exposure based on historical information, current information and reasonable supportable forecasts.

The Company adopted this ASU on January 1, 2023, using the modified retrospective approach. The adoption of this ASU did not have a material impact on financial statements as Company’s customers are direct consumers and pay at the time of purchase. As of December 31, 2023 and 2022, the Company determined an allowance for expected credit loss of $13,985 and $30,191, respectively.

Inventories

Inventories, consisting predominantly of food, liquor, and other beverages, are stated at the lower of cost (measured on the first-in, first-out basis) or net realizable value. The Company regularly evaluates its inventory and reserves for obsolete or slow-moving items. Based on management’s evaluation of inventory, no allowance for obsolete inventory has been recorded at December 31, 2023 or 2022.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Major improvements are capitalized while expenditures for maintenance, repairs and minor improvements are charged to expense. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the related assets, which is 5 years for furniture and fixtures, 7 years for machinery and equipment and 15 years for leasehold improvements.

Intangible Assets

Liquor Licenses

The costs of obtaining non-transferable liquor licenses that are directly issued by local government agencies for nominal fees are expensed as incurred. Annual liquor license renewal fees are expensed over the renewal term. The costs of purchasing transferable liquor licenses are capitalized as intangible assets and amortized over a period of fifteen years. Liquor licenses are reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable.

F-32

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Non-Compete Agreement

The Company entered into a non-compete agreement in connection with its asset purchase agreement in April 2022 (see Note 4). The asset is amortized over the life of the agreement, which is 3 years.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset group to future undiscounted net cash flows expected to be generated by the asset group. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Management determined there was no occurrence of an event or circumstance that could trigger impairment for the years ended December 31, 2023 or 2022.

Investments in Joint Ventures

The Company uses the equity method of accounting for its investments in joint ventures. Under the equity method, investments are carried at cost and increased or decreased by the Company’s pro-rata share of earnings or losses. The carrying cost of the investments is also increased or decreased to reflect additional contributions or distributions of capital. Any difference in the book equity and the Company’s pro-rata share of the net assets of the investment will be reported as gain or loss at the time of the liquidation of the investment. It is the Company’s policy to record losses in excess of the investment if the Company is committed to provide financial support to the investee.

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date. Warrants are recorded at fair value as expense over the requisite service period or at the date of issuance, if there is not a service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 10, Stockholders’ Deficit.

Revenue Recognition

In May 2014, FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). The amount of revenue to be recognized reflects the consideration to which the Company is entitled to receive in exchange for the goods or services delivered. To achieve this core principle, the Company applies the following five steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation. The Company adopted the guidance in ASU 2014-09 retrospectively beginning with the year ended December 31, 2019.

The Company’s revenues consist of sales at its bars, consulting and management fees, and merchandise sales. Revenues from bar and merchandise sales are recognized when payment is tendered at the point of sale and are presented net of complimentary discounts and sales taxes. Sales tax collected is included in other accrued expenses until the taxes are remitted to the appropriate taxing authorities.

F-33

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Based on the guidance in ASU 2014-09, the Company has identified a single performance obligation in its consulting and management fee contracts and recognizes revenue from these contracts as the performance obligation is settled over time. Payments received in excess of fees owed for services are recorded as deferred revenue. Deferred revenue as of December 31, 2023 and 2022 was $0 and $0, respectively.

The Company recognizes a liability upon the sale of gift cards and recognizes revenue when these gift cards are redeemed. Based on historical redemption patterns, management can reasonably estimate the amount of gift cards for which redemption is remote, which is referred to as “breakage.” Breakage is recognized over a three-year period in proportion to historical redemption trends and is classified as revenues in the consolidated statements of operations. Breakage was considered to be immaterial for the years ended December 31, 2023 and 2022. Incremental direct costs related to gift card sales, including commissions and credit card fees, are deferred and recognized in earnings in the same pattern as the related gift card revenue. There were no changes to our accounting for gift card revenue and related costs upon adoption of the new revenue recognition standard.

Advertising

Advertising is expensed as incurred. Advertising expense for the years ended December 31, 2023 and 2022 was $66,273 and $35,797, respectively.

Pre-Opening Costs

The Company’s pre-opening costs are generally incurred beginning four to six months prior to a location opening and typically include restaurant employee wages and related expenses, general and administrative expenses, promotional costs associated with the location opening and rent, including any non-cash rent expense recognized during the construction period. Pre-opening costs are expensed as incurred.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

•	Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.
•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).
•	Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate fair value. The Company’s convertible note payable is a Level 3 instrument (see Note 10).

F-34

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Offering Costs

Costs associated with the offering of the Company’s securities are recorded as a reduction of additional paid-in capital received.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

Stock Based Compensation

The Company accounts for stock-based compensation to both employee and non-employees in accordance with ASC 718, Compensation - Stock Compensation. Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.

Income Taxes

As of December 31, 2019, the Company was an LLC which was treated as a partnership for federal and state income tax purposes, and therefore, the Company did not incur federal income taxes at a company level. Instead, its earnings and losses were passed through to the members and included in the calculation of the members’ tax liability. However, the Company was subject to certain state income taxes and fees imposed by the states in which the Company conducts business. In addition, the Company was subject to a California fee based on its annual gross revenue.

On October 8, 2020, the Company converted from an LLC to a corporation and pays income taxes at the corporate level beginning with the year ending December 31, 2020.

The Company applies the provisions of FASB ASC 740, Income Taxes. FASB ASC 740 prescribes a threshold for financial recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on various related matters, such as de-recognition, interest and penalties, and disclosure. The Company evaluates uncertain tax positions by considering the tax years subject to potential audit under state and federal income tax law and identifying favorable tax positions that do not meet the threshold of more likely than not to prevail if challenged by tax authorities that would have a direct impact on the Company as opposed to an impact to the owners. The Company has determined that there are no uncertain tax positions that would have a material effect on the consolidated financial statements as of December 31, 2023 or 2022. No income tax examinations are currently pending.

As of December 31, 2023, the Company had net operating loss carryforwards of approximately $5.0 million.

F-35

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Leases

The Company determines if an arrangement is a lease at inception by determining whether the agreement conveys the right to control the use of the identified asset for a period of time, whether the Company has the right to obtain substantially all of the economic benefits from use of the identified asset, and the right to direct the use of the asset. Lease liabilities are recognized at the commencement date based upon the present value of the remaining future minimum lease payments over the lease term using the rate implicit in the lease or the Company's incremental borrowing rate. The incremental borrowing rate is defined as the rate of interest the Company would have to pay to borrow on a collateralized basis over a similar term in an amount equal to the lease payments in a similar economic environment. The Company's lease terms include options to renew or terminate the lease when it is reasonably certain that it will exercise the option.

The lease right-of-use assets are initially measured at the carrying amount of the lease liability and adjusted for any prepaid or accrued lease payments, remaining balance of lease incentives received, unamortized initial direct costs, or impairment charges relating to the right-of-use-asset. Certain leases contain escalation clauses, which are factored into the right-of-use asset where appropriate. Lease expense for minimum lease payments is recognized on straight-line basis over the lease term.

Variable lease expenses include payments related to the usage of the leased asset (utilities, real estate taxes, insurance, and variable common area maintenance) and are expensed as incurred. The Company's lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (ROU) model that requires a lessee to record an ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. In April 2020, FASB delayed implementation of ASU 2014-09 until years beginning after December 15, 2021. The Company adopted ASC 842 on January 1, 2022 and recognized a Right-of-use asset and lease liability of $5,716,226.

Reclassifications

Certain prior year balances have been reclassified to conform to the current year presentation.

4.	ASSET PURCHASE AGREEMENT

On April 1, 2022, the Company’s subsidiary Death & Co. LLC entered into an asset purchase agreement with Columbia Room, LLC, a DC limited liability company. Columbia Room is a cocktail bar located in Washington, DC.

The Company evaluated the acquisition under ASC 805 and determined it was accounted for as an asset acquisition. The Company primarily entered into a non-compete agreement and acquired some existing property and equipment.

F-36

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The following is a summary of the assets acquired and purchase consideration paid:

Non-compete agreement	$492,614
Property and equipment, net	132,386
Total assets acquired	$625,000

Cash	$300,000
Promissory note - payable monthly over 3 years	325,000
Purchase price consideration	$625,000

The non-compete agreement will be amortized over three years.

5.	PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2023 and 2022 consists of the following:

	December 31,
	2023	2022
Leasehold improvements	$2,802,262	$1,757,751
Machinery and equipment	77,216	567,378
Furniture and fixtures	739,470	468,697
	3,618,948	2,793,826
Less: Accumulated depreciation	(768,712)	(592,140)
	$2,850,236	$2,201,686

Depreciation expense totaled $176,572 and $247,491 for the years ended December 31, 2023 and 2022, respectively.

In connection with the asset purchase agreement in April 2022 (see Note 4), the Company acquired $92,982 in machinery and equipment and $39,404 in furniture and fixtures.

F-37

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

6.	INTANGIBLE ASSETS

Intangible assets at December 31, 2023 and 2022 consists of the following:

	December 31,
	2023	2022
Liquor (Beverage) License	$175,902	$167,840
Non Compete Agreement	212,098	376,302
	388,000	544,143
Less: Accumulated amortization	(32,664)	(21,776)
	$355,336	$522,367

Amortization expense totaled $10,888 and $10,888 for the years ended December 31, 2023 and 2022, respectively.

7.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31,
	2023	2022
Accrued Expenses	$74,047	$134,429
Accrued Interest	6,725	41,343
Accrued Payroll	78,421	276,203
Gift Certificates Outstanding	33,827	18,553
InKind House Account Liability	237,798	–
Sales Tax Payable	102,971	127,193
Tips Payable	112,756	23,592
	$646,545	$621,313

F-38

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

8.	INVESTMENTS IN JOINT VENTURES

During 2021, the Company, through its subsidiary G&L Hotel Holdings, LLC, acquired a 50% interest in two joint ventures formed as limited liability companies to operate hospitality businesses. The other 50% interest in each limited liability company is held by the owner of a hotel in which the Company operates. As of December 31, 2023, the Company invested $1,525,389 in M/A Capital Ventures, LLC and $15,915 in Midnight Auteur, LLC.

Gin & Luck Hotel Holdings

On March 17, 2022, G&L Hotel Holding’s JV – M/A Capital Ventures – Savannah, LLC,  purchased a vacant office building, along with a 100% construction document set of plans to convert the office building into a 44-room boutique hotel located at 132 E Broughton St, Savannah, GA 31401 (“132 E. Broughton St.”) for consideration of $6,250,000.

As of December 31, 2023, M/A Capital Ventures – Savannah, LLC is the owner/deed holder of the real estate at 132 E Broughton St. M/A Capital Ventures, LLC is the Sole Member of M/ Capital Ventures – Savannah. M/A Capital Ventures, LLC has two owners – Ramble DM Co and G&L Hotel Holdings:

○	Ramble DM Co Partner Equity Contributions: $1,782,450
○	G&L Hotel Holdings Partner Equity Contributions: $1,509,000

Equity Contributions in 2022 funded the down payment on the real estate asset, in additional to miscellaneous building overhead costs, as well as costs tied the architecture and interiors plans for the renovation. In addition, a loan for $4,516,000 was procured to assist in the acquisition of 132 E Broughton St.

The following is a summary of financial data for investments in JV accounted for under the equity method of accounting:

December 31,
2023

Cash	$1,972,180
Other current assets	2,305,604
Total assets	$4,277,784

Year Ended
December 31,
2023

Revenue	$–
Net loss	$(13,013)

F-39

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

9.	LOANS PAYABLE

Note Payable

In December 2021, the Company’s subsidiary, G&L Maine, LLC, received a loan in the amount of $50,000 related to a purchase of operating assets (Note 4). The note matures in December 2026 and bears interest at a rate of 4.5% per annum. The note is payable in monthly installments of $934 commencing on January 3, 2022. The note is guaranteed by Gin & Luck, Inc.

Paycheck Protection Program Loans

In March and May 2021, the Company was granted Paycheck Protection Program (PPP) loans from J.P. Morgan Chase in the aggregate amount of $1,378,433, pursuant to the Consolidated Appropriations Act of 2021, which was enacted on December 27, 2020. The loans bear interest at a rate of 0.98% per annum, payable monthly commencing on April 1, 2022. The loans may be repaid at any time prior to maturity with no prepayment penalties. Under the terms of the PPP, part or all of the loans may be forgiven if the proceeds were used for qualifying expenses as described in the CARES Act, which include payroll costs, costs to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations incurred before February 15, 2020. Qualifying expenses paid with loan proceeds as of December 31, 2021 totaled $1,290,019. Loan proceeds not used for qualified expenses totaled $88,414.

In 2022, the PPP loans were fully forgiven, and the Company recorded a gain on the forgiveness for $1,378,433.

Economic Injury Disaster Loans

During August and September 2020, the Company was granted loans from the U.S. Small Business Administration (SBA) in the aggregate amount of $317,300 pursuant to the Economic Injury Disaster Loans (EIDL) Program of the CARES Act. The loans mature 30 years after inception and bear interest at a rate of 3.75% per annum, payable monthly commencing twelve months after inception. During 2021, the SBA deferred monthly repayments until 30 months from the loan’s inception. Interest will continue to accrue during the deferment. The loans may be repaid at any time prior to maturity with no prepayment penalties.

Columbia Room

In connection with the asset purchase agreement in April 2022 (see Note 4), the Company issued a promissory note for $325,000. The note bears interest at 4.5% per annum and requires monthly repayments of principal and interest of $9,885. The matures in 3 years.

American Express

In May 2023, the Company secured a loan from American Express with a 12-month term, providing $115,000 in funding. The loan bears interest at 9% per annum and requires monthly repayments of principal and interest of $10,733 up to November 2023, and then $10,158 until May 2024.

In December 2023, the Company secured a loan from American Express with a 12-month term, providing $57,000 in funding. The loan bears interest at 9% per annum and requires monthly repayments of principal and interest of $5,320 up to June 2024, and then $5,035 until December 2024.

F-40

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Alt Banq

In September 2023, the Company secured a loan from Alt Banq with a 15-month term, providing $800,000 in funding. The total amount to be repaid, including principal and interest, is $1,040,000, which will be repaid through 64 weekly payments of $16,250. Additionally, there was a 2% fee amounting to $16,000.

The following is a schedule of future principal payments due on the Company’s long-term debt:

Year Ending December 31,	Amount
2024	$1,004,100
2025	92,701
2026	7,441
2027	7,725
2028	8,020
Thereafter	305,327
1,425,314

10.	NOTE PAYABLE

Note Payable-David Kaplan:

In June 2023, the Company entered into a promissory note with David Kaplan and Jenna Gerbino for aggregate proceeds of $120,000. The note matures on April 30, 2024 and interest shall accrue at a rate of 8% per annum until October 31, 2023. After October 31, 2023, the interest shall increase to accrue at a rate of 12% for rest of the term of this note.

Note Payable-William Spurgeon:

In July 2023, the Company entered into a promissory note with William Spurgeon for aggregate proceeds of $300,000. Interest shall accrue at an annual rate of nine percent (9%), compounding annually. Principal and all accrued interest shall become due and payable in one lump sum at the earlier of (i) three (3) calendar years from the Date of Issuance as written above or (ii) at the occurrence of the Next Financing Round. “Next Financing Round” means next transaction, of either debt or equity, for the principal purpose of raising capital that results total proceeds to the Company of at least $2,000,000.

F-41

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note Payable-Premiere Ventures LLC:

In December 2023, the Company entered into a promissory note with Premiere Ventures LLC for aggregate proceeds of $500,000. Interest shall accrue at an annual rate of 12%. The annual interest rate for this note is computed on a 360 day basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, then multiplied by the actual number of days the principal balance is outstanding. Equal payments of principal and interest shall be due and payable beginning March 18, 2024 and continuing on the 18th day of each month thereafter until December 18, 2024. Borrower shall pay Lender a fee in the amount of $5,000 on the date of issuance.

In connection with the note, the Company granted an aggregate of 100,000 warrants to the lender with an exercise price of $0.01 per share. The fair value of the warrants was $61,782, which was recognized as a debt discount and will be amortized to interest expense over the life of the notes.

The fair value of the warrants was determined using the Black-Scholes option pricing model with the following inputs: stock price of $0.71 per share, estimated life of 5 years, annualized volatility of 134% and risk-free rate of 3.94%.

As of December 31, 2023, note payable, net of unamortized discount of $61,782 was $440,551 for this note.

Convertible Note Payable:

On April 5, 2023, the Company received $1,000,000 on issuing a convertible promissory note to Premiere Ventures LLC. The Company promises to pay to the undersigned holder the principal amount with interest accruing on the outstanding principal amount at a rate equal to the Secured Overnight Financing Rate (SOFR) plus 5% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed, and shall be paid to Holder yearly, beginning on December 31, 2023. All unpaid interest and principal shall be due and payable upon request of the Majority Holders on or after December 31, 2025 (the "Maturity Date").

If the Company completes a Qualified Financing, the outstanding principal and any unpaid accrued interest shall automatically convert at a conversion price equal to the lesser of (i) 85% of the price per share for equity securities issued in the Qualified Financing and (ii) the quotient of dividing $41,500,000 by the Company’s capitalization.

The Company used a probability weighted scenario utilizing the terms above, including the likelihood of a conversion at an underlying discount, in order to determine the fair value of the convertible note. As such, the Company calculated a $176,000 loss pertaining to the change in fair value, which is included in other income (expenses) in the consolidated statements of operations.

At December 31, 2023, convertible note payable consisted of the following:

Principal outstanding	$1,000,000
Accrued interest	72,715
Change in fair value	176,000
Convertible note payable	$1,248,715

F-42

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

11.	STOCKHOLDERS’ EQUITY

Authorized and outstanding stock at December 31, 2023 consist of the following:

	Authorized	Outstanding
Series A Preferred	3,061,653	3,061,653
Series B Preferred	7,697,433	6,847,022
Common Class A	27,613,762	9,999,999
Common Class B	3,025,002	3,025,000
Common Class C	1,068,220	1,068,220
	42,466,070	24,001,894

Voting Agreement and Investors’ Rights Agreement

As of December 31, 2023 and 2022, the Company’s stockholders are governed by a Voting Agreement and an Investors’ Rights Agreement. Prior to conversion to a corporation, the LLC’s unit holders were governed by the LLC agreement which contained provisions similar to the current agreements. Key provisions of the Voting Agreement and Investors’ Rights Agreement are as follows:

Board of Directors

The Company is managed by a Board of Directors (the Board) consisting of six individuals. The Company’s Chief Executive Officer is designated as a board member. Three and two board members are elected by the holders of the Company’s common and preferred stock, respectively.

Conversion Rights

Preferred shares are convertible into common shares at the option of the stockholder at any time prior to the closing of a liquidation event. As of December 31, 2023, each share of preferred stock is convertible into one share of common stock. The conversion rate is subject to adjustment for stock splits, stock dividends, or other events.

In addition, each share of preferred stock will automatically convert into common stock immediately prior to the closing of a firm commitment underwritten public offering, or at the election of the majority of holders of the preferred shares voting as a single class on an as-converted basis. Preferred shares convert into the same number of shares of common stock regardless of whether converted voluntarily or automatically.

F-43

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Liquidation Rights

In the event of a liquidation, deemed liquidation or dissolution of the Company, all holders of preferred shares will be entitled to a liquidation preference that is senior to holders of the common shares, and which will be calculated as the greater of the original price paid plus any declared but unpaid dividends, or the amount payable had all preferred shares been converted to common shares. Holders of common shares will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of any liquidation preference granted to the holders of preferred shares.

Approved sale

In the event of an offer from a third party to purchase not less than 50% of the outstanding voting power of the Company, such an offer would have to be approved by the Board and a majority interest of the common and preferred stockholders, each voting as separate classes.

“Drag-along” rights

In the event of an approved sale or a deemed liquidation event, all stockholders would be required to sell a proportionate number of their shares on the same terms and conditions applicable to all other units subject to purchase.

Right of First Offer

If the Company proposes to offer or sell any new securities, the company must first offer such new securities to certain stockholders designated as major investors.

Rights of First Refusal

The Company has the right of first refusal to buy any shares offered by certain stockholders designated as key stockholders. For any portion not purchased by the Company, the stockholders designated as major investors shall have a right a first refusal to purchase those shares.

F-44

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Warrants

The following is a summary of warrants for the year ended December 31, 2023:

	Warrants	Weighted Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)
Outstanding at December 31, 2022	–	$–	–
Granted	100,000	0.01	5.00
Forfeited	–
Outstanding at December 31, 2023	100,000	$0.01	5.00

Vested and expected to vest at December 31, 2023	100,000	$0.01	5.00
Exercisable at December 31, 2023	100,000	$0.01	5.00

In connection with the Premiere Ventures LLC notes (see Note 10), the Company issued 100,000 warrants to purchase Class A common stock. The warrants have an exercise price of $0.01 per share, are immediately exercisable and have a term of 5 years. The fair value of the warrants was $61,782, which was recognized as a debt discount and will be amortized to interest expense over the life of the notes.

The fair value of the warrant was valued using the Black-Scholes pricing model using the range of inputs as indicated below:

	Year Ended
	December 31,
	2023	2022
Risk-free interest rate	3.94%	n/a
Expected term (in years)	5.00	n/a
Expected volatility	134%	n/a
Expected dividend yield	0.00%	n/a

As of December 31, 2023, all outstanding warrants were fully vested and there was no remaining unrecorded compensation expense.

F-45

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Stock-based compensation

The Board is authorized to grant profits interest shares to individuals in exchange for services performed or to be performed for the Company. The total number of shares available for issuance under the plan is 4,788,202. Such shares are intended to be profits interests, as defined by the Internal Revenue Code, and are subject to terms and conditions set forth in each share grant agreement. The grants are subject to a vesting schedule as specified in each grant agreement.

The fair value of each grant is estimated by the Company based on the price of LLC membership units purchased for cash in 2018, discounted by 50% to address illiquidity and a significant profit hurdle. No shares were granted during the year ended December 31, 2023. No shares were granted during the year ended December 31, 2023. Stock-based compensation expense included in salaries, wages and benefits was $0 and $0 for the years ended December 31, 2023 and 2022, respectively.

Unrecognized compensation related to unvested stock awards as of December 31, 2023 is $0.

Each profits interest grant includes a profits interest hurdle for such shares on the basis of the liquidation value of the profits interest shares immediately prior to the issuance of such profits interest shares.

12.	RELATED PARTY TRANSACTIONS

As of December 31, 2023, accounts payable includes total of $56,100 due to The Ramble Hotel in which the Death & Co Denver company operates. This includes: $9,836 for repairs, maintenance, utilities and other recurring shared expenses, $12,488 for January percentage base rent, $19,112 for commission rent of December 2023 and $14,664 blended percentage event commission. Accounts payable as of December 31, 2022 was $44,976.

Note Payable-David Kaplan:

In June 2023, the Company entered into a promissory note with David Kaplan & Jenna Gerbino for aggregate proceeds of $120,000. The note matures in April 30, 2024 and interest shall accrue at a rate of 8% per annum until October 31, 2023. After October 31, 2023, the interest shall increase to accrue at a rate of 12% for rest of the term of this mote. See Note 6.

13.	SEGMENT INFORMATION

The Company’s operating segments consist of its bar and restaurant operations (Death & Co. Denver, LLC, Death & Co. East Village, LLC, and Death & Co. LA, LLC), consulting and management services (Proprietors, LLC), and merchandise sales. The operations of Gin & Luck Hotel Holdings have consisted of investments in joint ventures. Death & Co. Proprietors, LLC has no revenue, expenses, assets or liabilities as of December 31, 2023 or 2022.

F-46

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Segment information is presented below:

	2023	2022
Revenues:
Bar and restaurant operations	$13,457,966	$11,503,992
Merchandise sales	802,894	885,085
Consulting and management services	250,312	204,999
	$14,511,172	$12,594,076

Income (loss) from operations:
Bar and restaurant operations	$(3,236,711)	$1,007,237
Merchandise sales	(195,136)	537,145
Consulting and management services	(79,439)	241,358
	$(3,511,286)	$1,785,741

Total Assets
Bar and restaurant operations	$10,868,054	$12,245,197
Investment	65,463	(63,339)
Merchandise sales	257,691	210,140
Consulting and management services	528,634	578,647
	$11,719,842	$12,970,645

14.	EARNINGS PER SHARE

Earnings per share is computed by dividing net income (loss) available to common shareholders by the number of shares of common stock outstanding as of the end of the reporting period. As of December 31, 2023, there are no differences between basic and diluted earnings per share.

The following table sets forth the calculation of basic and diluted earnings per share as of December 31, 2023 and 2022:

	Year Ended
	December 31,
	2023	2022
Numerator:
Net Income (loss)	$(3,511,286)	$1,785,741
Denominator:
Weighted average common shares outstanding - basic	14,093,219	14,093,219
Weighted average common shares outstanding - diluted	14,093,219	24,001,894
Net income (loss) per share - basic	$(0.25)	$0.13
Net income (loss) per share - diluted	$(0.25)	$0.07

F-47

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

	Shares	Exchange Ratio	December 31,
			2023	2022

Series A convertible preferred stock	3,061,653	1	3,061,653	3,061,653
Series B convertible preferred stock	6,847,022	1	6,847,022	2,752,789
Total potentially dilutive shares			9,908,675	5,814,442

15.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company is obligated under non-cancelable operating lease agreements for bar locations. The Company is also obligated under a number of non-cancelable operating lease agreements for equipment, which are not significant to the financial statements taken as a whole.

Gin & Luck, Inc.

The Company was obligated under a non-cancelable lease agreement for office space in Los Angeles, California. The lease required minimum monthly payments of $3,928. The lease expired in September 2020 and was not renewed.

Death & Co. Denver, LLC

The Company is obligated under a non-cancelable lease agreement for commercial space in Denver, Colorado. The lease requires minimum monthly payments of $10,319 and $10,628 for the period from January 1, 2022, to April 30, 2022, and from May 1, 2022, to April 4, 2023, respectively. The minimum monthly rent increases annually up to $13,518 as of May 1, 2027. The lease expires in April 2028 and includes two options to renew for terms of five years each.

The Company has an agreement with the hotel in which it operates, under which the hotel subsidizes certain labor expenses related to morning kitchen service staff. The hotel also oversees event scheduling for which the company provides food, beverages and labor.

As a result of the COVID-19 pandemic, all monthly rentals were waived from December 2020 to February 2021. The minimum monthly rental was deferred from March 2021 to June 2021, and 50% of the minimum base monthly rental was deferred from July 2021 to December 2021. Rental payments equal to 5% of sales, exclusive of special event sales, remain due from March 2021 through December 2021. Total deferred rent of $135,189 will be paid over the final 60 months of the lease term, commencing in May 2023.

F-48

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Death & Co. East Village, LLC

The Company is obligated under a non-cancelable lease agreement for commercial space in New York. The lease requires minimum monthly payments of $6,750 and $7,080 for the period from January 1, 2022, to September 30, 2022, and from October 1, 2022, to September 30, 2023, respectively.

The minimum monthly rent increases annually up to $8,600 as of October 1, 2026. The lease expires in September 2027. This lease was renewed in August 2022 (Note 11).

As a result of the COVID-19 pandemic, monthly rentals have been reduced based on operating capacity as permitted by local health authorities. Starting in November 2020, this location was permitted to operate at 25% capacity and paid 25% of its monthly rental. By July 2021, the location was operating at 100% capacity and paid 100% of its monthly rental.

The lease for Death & Co. East Village, LLC was renewed in August 2022 for an additional term of five years, terminating in September 2027. The minimum monthly rent for the extension term starts at $7,080 and increases annually up to $8,600 by the final year.

Death & Co. LA, LLC

The Company is obligated under a non-cancelable lease agreement for commercial space in Los Angeles, California. The lease requires minimum monthly payments of $10,325. The minimum monthly rent increases annually up to $14,721 as of June 1, 2033. The lease expires in May 2034 and includes two options to renew for terms of five years each.

Gin & Luck Maine, LLC

The Company is obligated under a non-cancelable lease agreement for commercial space in Portland, Maine. The lease requires minimum monthly payments of $3,800. The minimum monthly rent increases annually up to $4,156 as of December 3, 2030. The lease expires in December 2031 and includes two options to renew for terms of five years each.

In September 2023, the Company closed its Gin & Luck Maine LLC location. The lease was assigned in November 2023 and the sale was finalized in February 2024.

Death & Co. DC, LLC

The Company is obligated under a non-cancelable lease agreement for commercial space in Washington, D.C. The lease requires minimum monthly payments of $10,156. The minimum monthly rent increases annually up to $18,758 as of July 1, 2031. The lease expires in June 2032 and includes options to renew one additional terms of five years.

A new lease was signed for Death & Co DC on March 16, 2022 at 124 Blagden Alley NW, Washington, DC 20001 with a security deposit paid of $50,778.30. The current lease rate is $11,198.58 and increases annually up to $18,758.48 in 2032.

F-49

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Supplemental cash flow information related to leases are as follows:

	Year Ended
	December 31,
	2023	2022
Cash payments on lease liabilities	$502,361	$498,063
Right-of-use assets obtained in exchange for operating lease obligations	–	–

Supplemental balance sheet information related to leases are as follows:

	December 31,
	2023	2022
Operating leases
Assets
Right of use asset	$4,322,550	$5,265,646

Liabilities
Current portion of right of use liability	$722,569	$767,370
Right of use liability	4,019,204	4,807,574
Total operating lease liabilities	$4,741,773	$5,574,944

Weighted average remaining lease term (years)	8.72	9.77
Weighted average discount rate	1.46%	1.49%

As of December 31, 2023, after lease modifications due to the COVID-19 pandemic, future minimum lease payments under the Company’s non-cancelable operating leases are estimated to be as follows:

Legal Matters

The Company is a party to various claims, complaints, and other legal actions that have arisen from time to time in the ordinary course of business. The Company believes that the outcome of such pending legal proceedings will not have a material adverse effect on the Company’s consolidated financial condition, results of operations, or cash flows.

F-50

GIN & LUCK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

16.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events that have occurred through June 13, 2024, the date on which the consolidated financial statements were available to be issued.

In 2024, the G&L SPV initiated Reg CF and Reg D offerings. Up till the issuance date of these financial statement, the Company has raised approximately $1,210,997 and $229,226 from Reg CF and Reg D offerings, respectively.

In 2024, the Company entered into a loan agreement amounting to $750,000 for terms similar to its existing loans. The loan proceeds are to be utilized for capital raise efforts, working capital management and other opportunities and needs that might arise.

In February 2024, the Company received the outstanding balance, from sale of assets of Death & Co. Maine, amounting to $128,800.

There have been no other events or transactions during this time which would have a material effect on these financial statements.

17.	UNAUDITED SUBSEQUENT EVENTS

In July 2024, subsequent to year end and the audit report date, the Company launched a Regulation Crowd Funding and Regulation D campaigns with DealMaker Securities as the portal of record. Through this campaign, the Company is offering Series C preferred equity stock at a price per share of $1.81 and a pre-money valuation of $50,000,000. The Company has raised a cumulative gross sum of $1,713,413 as of October 11, 2024.

F-51

PART III

INDEX TO EXHIBITS

Exhibit Number	Description
2.1*	Second Amended and Restated Certificate of Incorporation
2.2*	Certificate of Correction of Articles of Incorporation
2.3*	Form of Certificate of Amendment
2.4*	Bylaws
3.1*	Second Amended & Restated Investors’ Rights Agreement
3.2*	Second Amended & Restated Voting Agreement
4.1*	Form of Series C-1 Preferred Stock Subscription Agreement
6.1*	TA Agreement with Dealmaker
6.2*	Regulation A Services Agreement
11	Auditor’s Consent
12*	Opinion of Sosnow & Associates PLLC
99.1*	Form of Board Consent
99.2*	Form of Stockholder Consent

*Previously filed.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on January 6, 2025.

Gin & Luck Inc.

/s/ David J. Kaplan
By David J. Kaplan
CEO of Gin & Luck Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David J. Kaplan

David J. Kaplan,

Chief Executive Officer, Chief Financial Officer and

Principal Account Officer and Director

Date: January 6, 2025

/s/ Alex Day
Alex Day, Director
Date: January 6, 2025

/s/ Ravi Lalchandani
Ravi Lalchandani, Director
Date: January 6, 2025

/s/ Leland O’Connor
Leland O’Connor, Director
Date: January 6, 2025

/s/ William Spurgeon
William Spurgeon, Director
Date: January 6, 2025

III-2